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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Pinnacle West Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2015 PROXY STATEMENT

FOLLOW A LEADER

PINNACLE WEST CAPITAL CORPORATION

Donald E. Brandt Chairman of the Board, President & Chief Executive Officer

Dear Fellow Shareholder:

On behalf of our Board of Directors, management and employees, I invite you to attend our 2015 Annual Meeting of Shareholders.

The meeting will be held at 10:30 a.m. (MST), Wednesday, May 20, 2015, at the Heard Museum, located at 2301 N. Central Avenue in Phoenix, Arizona.

In 2014, our focus on managing costs and creating a sustainable energy future for Arizona enabled us to meet or exceed our financial goals, thus marking another successful year for Pinnacle West and your investment in our Company. Among these accomplishments:

  •
  total shareholder value increased $2 billion in 2014 alone, and $5 billion over the past five years;

  •
  for the third straight year, your Board increased the common dividend, raising it by 4.85% after two previous increases of 4.0%; and

  •
  Pinnacle West's share price increased 29.1% and hit 52-week highs 16 separate times. Our total return to shareholders — a combination of stock price appreciation and dividends paid — was 34.5%.

At this year's Annual Meeting, we will share additional updates with you on the Company's recent performance and operations. As explained in the attached Proxy Statement, we are asking you to: (1) elect ten Board of Director nominees; (2) consider and vote for an advisory resolution to approve executive compensation; (3) ratify the appointment of our independent public accounting firm for 2015; and (4) consider a shareholder proposal, if properly presented at the meeting.

Last, but not least, your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote over the Internet; by telephone; by completing, signing, dating and returning a proxy card or voting instruction form; or by voting in person at the meeting.

Thank you for the confidence you place in Pinnacle West through your investment. We look forward to seeing you at this year's Annual Meeting.

Sincerely,

Notice of the 2015 Annual Meeting of Shareholders

April 2, 2015

The 2015 Annual Meeting of Shareholders (the "Annual Meeting") of Pinnacle West Capital Corporation ("Pinnacle West" or the "Company") will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, Wednesday, May 20, 2015. The purposes of the Annual Meeting are:

(1)
to elect ten directors to serve until the 2016 Annual Meeting of Shareholders (Proposal 1);
(2)
to hold an advisory vote to approve executive compensation (Proposal 2);
(3)
to ratify the appointment of our independent accountants for the year ending December 31, 2015 (Proposal 3);
(4)
to consider a shareholder proposal, if properly presented at the Annual Meeting (Proposal 4); and
(5)
to transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

All shareholders of record at the close of business on March 12, 2015 are entitled to notice of and to vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone, over the Internet, by proxy card, or by voting instruction form.

By order of the Board of Directors,

DIANE WOOD Corporate Secretary
PINNACLE WEST CAPITAL CORPORATION Post Office Box 53999 Phoenix, Arizona 85072-3999

2015 Proxy Statement | i

ii | 2015 Proxy Statement

Proxy Statement Summary

This summary highlights certain information contained in this Proxy Statement. As it is only a summary, please read the complete Proxy Statement and 2014 Annual Report before you vote.

Annual Meeting of Shareholders

Date:	May 20, 2015
Time:	10:30 a.m. Mountain Standard Time
Place:	Heard Museum 2301 North Central Avenue Phoenix, Arizona 85004
Record Date:	March 12, 2015
Admission to the Meeting:	Proof of stock ownership will be required to attend the Annual Meeting. See page 9 of this Proxy Statement under the heading "Attendance at the Annual Meeting" for admission requirements.
Delivery of Materials:	Proxy Statement and form of proxy are first being made available to shareholders on or about April 2, 2015.

Voting Matters and Board of Directors ("Board") Recommendations

MATTERS	BOARD RECOMMENDATIONS	PAGE

Election of directors	✓ FOR each nominee	19
Advisory vote to approve executive compensation	✓ FOR	80
Ratification of Deloitte & Touche LLP ("D&T") as our independent accountants for 2015	✓ FOR	81
Shareholder proposal, if properly presented at the Annual Meeting	X AGAINST	84
2015 Proxy Statement | 1

PROXY STATEMENT SUMMARY

Our Director Nominees

Our director nominees are:

		DIRECTOR SINCE		COMMITTEE MEMBERSHIPS
NAME	AGE		INDEPENDENT	AC	CGC	FC	HRC	NOC

Donald E. Brandt	60	2009	No — Company President and CEO
Denis A. Cortese, M.D.	70	2010	Yes	•			•	•
Richard P. Fox	67	2014	Yes	•		•	•
Michael L. Gallagher	70	1999	Yes		•
Roy A. Herberger, Jr., Ph.D.	72	1992	Yes		•	•
Dale E. Klein, Ph.D.	67	2010	Yes	•				•
Humberto S. Lopez	69	1995	Yes	•			•
Kathryn L. Munro*	66	2000	Yes			•	•
Bruce J. Nordstrom	65	2000	Yes		•			•
David P. Wagener	60	2014	Yes	•		•		•

AC Audit Committee	* Lead Director
CGC Corporate Governance Committee	C Chair=
FC Finance Committee	F Financial Expert=
HRC Human Resources Committee
NOC Nuclear and Operating Committee
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PROXY STATEMENT SUMMARY

2014 Executive Compensation

Total compensation, as reported in the Summary Compensation Table and calculated in accordance with the rules of the Securities and Exchange Commission (the "SEC"), is set forth below for Messrs. Brandt, Hatfield, Edington, Falck, and Schiavoni (the "Named Executive Officers"). The total compensation number includes a year-over-year change in pension value as determined under the SEC rules. The change in pension value is subject to many variables that are not related to Company or individual performance, such as interest rates. As such, we do not believe this number is helpful in evaluating executive compensation. We also note that the SEC rules require us to include in the stock award column the grant date fair value of equity grants given to our Named Executive Officers in 2014, even though the performance shares will not vest, if at all, until the end of a three-year performance period and then only to the extent the specified performance conditions are met, and the restricted stock units ("RSUs") will vest in installments each year through 2018.

NAME AND PRINCIPAL POSITION	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Donald E. Brandt, Chairman of the Board, President and CEO of the Company and Arizona Public Service Company ("APS")	1,240,000	0	4,199,976	1,852,560	2,009,011	26,729	9,328,276

James R. Hatfield, Executive Vice President and Chief Financial Officer of the Company and APS	570,000	0	750,320	502,603	465,143	24,050	2,312,116

Randall K. Edington, Executive Vice President and Chief Nuclear Officer, APS	960,511	0	500,031	1,050,775	2,130,198	1,072,586	5,714,101

David P. Falck, Executive Vice President and General Counsel of the Company and APS	522,000	0	750,320	423,697	419,745	278,991	2,394,753

Mark A. Schiavoni, Executive Vice President and Chief Operating Officer, APS	563,958	0	750,320	558,031	424,749	27,419	2,324,477

2015 Proxy Statement | 3

PROXY STATEMENT SUMMARY

Executive Compensation Program Highlights

Highlights of our executive compensation program include:

•
A program designed to be straightforward with a clear emphasis on rewarding performance by putting pay at risk and retaining key executives. Our executive compensation philosophy incorporates the following core principles and objectives:

•
Alignment with Shareholder Interests.  We structure our annual cash and long-term equity incentive compensation to put pay at risk and reward performance. Payouts under these plans are tied predominantly to the Company's total return to shareholders, stock price, earnings, and the achievement of measurable and sustainable business and individual goals, so that executives' interests are tied to the success of the Company and are aligned with those of our shareholders. Several of our performance highlights are set forth below.

•
Key Management Retention.  We structure our program to provide compensation at levels necessary to attract, engage and retain an experienced management team who have the skill sets to succeed in our complex operating and regulatory environment, including operating the nation's largest nuclear power station, and to provide consistently strong operating and financial results.

•
A program with a few key elements. Our key compensation elements are simple and understandable: base salary; annual performance-based cash incentive; three-year performance-based equity grant; a retention-based equity grant that releases over a four-year period; pension and supplemental pension retirement benefits; and limited perquisites.

•
A program with strong shareholder support. Of the shareholder votes cast at our 2014 Annual Meeting of Shareholders (the "2014 Annual Meeting"), more than 93% were "FOR" the compensation of the executives as disclosed in our 2014 Proxy Statement, excluding abstentions.
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PROXY STATEMENT SUMMARY

Performance Highlights

In 2014, we delivered strong financial results and operational performance. Our results included:

•
total shareholder value increased $2 billion in 2014 alone, and $5 billion over the past five years;

•
the Company's stock price increased 29.1% for 2014, and set new all-time intraday and closing highs;

•
for the third straight year, the Company increased the common dividend, raising it by 4.85% after two previous increases of 4.0%;

•
the Palo Verde Nuclear Generating Station ("Palo Verde") had a capacity factor of 93.7%;

•
APS achieved another safe year, placing us within the top quartile in the electric utility industry; and

•
total shareholder return (stock price appreciation plus dividends) ("TSR") performance was solid. Our TSR performance is highlighted in the chart below.

TOTAL SHAREHOLDER RETURN

Auditors

We are asking our shareholders to ratify the appointment of D&T as our independent accountants for 2015. A summary of fees paid to D&T in 2013 and 2014 is set forth on page 82.

Important Dates for the 2016 Annual Meeting of Shareholders

Shareholder proposals submitted for inclusion in our 2016 Proxy Statement must be received by us no later than December 3, 2015. Notice of shareholder proposals to be raised from the floor of the 2016 Annual Meeting of Shareholders must be received by us no earlier than January 20, 2016 and no later than February 19, 2016.

2015 Proxy Statement | 5

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Highlights of our corporate governance include:

•
annual election of all directors;

•
nine of our ten directors are independent;

•
an independent Lead Director with significant responsibilities;

•
all of our committees of the Board are comprised solely of independent directors;

•
last year our directors received an average 97% shareholder vote in favor of their election and no director received a vote of less than 87%;

•
each director attended at least 75% of the Board meetings and any Board committee meetings on which he or she served;

•
directors and officers are prohibited from pledging or hedging our stock; and

•
director and officer stock ownership guidelines.
6 | 2015 Proxy Statement

Proxy Statement — General Information

Place, Date and Time

The Company's 2015 Annual Meeting of Shareholders ("Annual Meeting") will be held at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 20, 2015.

Notice of Internet Availability

Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the "Internet Notice"). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice.

The Internet Notice is first being sent to shareholders on or about April 2, 2015. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to shareholders on or about April 2, 2015.

Record Date; Shareholders Entitled to Vote

All shareholders at the close of business on March 12, 2015 (the "record date") are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see "Vote Required — Election of directors"). At the close of business on the record date, there were 110,746,055 shares of common stock outstanding.

Voting

Vote by Internet. The website address for Internet voting is on the Internet Notice. Internet voting is available 24 hours a day.
Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day.
Vote by mail. You may vote by mail by promptly marking, signing, dating, and mailing your proxy card (a postage-paid envelope is provided for mailing in the United States).

Vote in person. You may come to and vote at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. Please also review the requirements for attending the Annual Meeting under the heading "Attendance at the Annual Meeting" on page 9.
2015 Proxy Statement | 7

PROXY STATEMENT — GENERAL INFORMATION

If you vote by telephone or Internet, DO NOT mail a proxy card.

You may change or revoke your vote at any time before the proxy is exercised by: filing with our Corporate Secretary either a notice of revocation or a signed proxy card bearing a later date; re-voting by telephone; or re-voting by Internet. Your proxy will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously-granted proxy.

Your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with the processing and counting of votes; and persons who need access for legal reasons. All votes will be counted by an independent inspector of elections appointed for the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists, shares that are entitled to vote but are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for purposes of determining whether there is a quorum. Shares owned by the Company are not considered outstanding or present at the meeting.

Vote Required

Election of directors. Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the record date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them for any one nominee or by distributing them among two or more nominees. Abstentions will not be counted toward a nominee's total and will have no effect on the election of directors. You may not cumulate your votes against a nominee. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you would like to exercise your cumulative voting rights, you must do so by mail. The Company's Bylaws provide that, in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Corporate Governance Committee. The Corporate Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and will recommend to the Board whether to accept or reject the resignation.

Under the current rules of the New York Stock Exchange ("NYSE"), your broker is not able to vote on your behalf in any director election unless you give your broker specific voting instructions. We encourage you to provide instructions so that your shares will be counted in the election of directors.

Say-on-Pay. The votes cast "for" must exceed the votes cast "against" to approve the advisory resolution on the compensation disclosed in this Proxy Statement of our Named Executive Officers — the Say-on-Pay vote. This resolution is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the

8 | 2015 Proxy Statement

PROXY STATEMENT — GENERAL INFORMATION

compensation philosophy, policies and procedures described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We will hold an advisory vote on Say-on-Pay on an annual basis until we next hold an advisory vote of shareholders on the frequency of such votes as required by law.

Ratification of the appointment of the independent accountants and approval of the shareholder proposal. The votes cast "for" must exceed the votes cast "against" to ratify the appointment of the independent accountants for the year ending December 31, 2015 and for the approval of the shareholder proposal. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Board Recommendations. The Board recommends a vote:

✓
FOR the election of the nominated slate of directors (Proposal 1);

✓
FOR the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal 2);

✓
FOR the ratification of the appointment of D&T as the Company's independent accountants for the year ending December 31, 2015 (Proposal 3); and

X       AGAINST the approval of the shareholder proposal (Proposal 4).

The Board is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need to present a valid picture identification, such as a driver's license or passport, and either:

•
the Internet Notice or the top portion of your proxy card if you are a shareholder of record (each Internet Notice or proxy card admits up to two shareholders); or

•
a copy of a brokerage statement showing ownership of our stock as of the close of business on the record date if you hold your shares in street name (each brokerage statement admits up to two shareholders).

Please do not carry items such as large handbags and packages to the meeting, as we reserve the right to inspect any items brought into the meeting. Weapons are prohibited in the meeting. We also reserve the right to prohibit bringing cell phones, pagers, cameras, recording devices, and other items into the meeting room.

Delivery of Annual Reports and Proxy Statements to a Shared Address; Obtaining a Copy of the Annual Report

If you and one or more shareholders share the same address, it is possible that only one Internet Notice, Annual Report or Proxy Statement was delivered to your address. Registered

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PROXY STATEMENT — GENERAL INFORMATION

shareholders at the same address who wish to receive separate copies of the Internet Notice, the Annual Report or Proxy Statement may:

•
call the Company's Shareholder Services Department at 1-602-250-5511;

•
mail a request to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, AZ 85072-3999; or

•
e-mail a request to: shareholderdept@pinnaclewest.com.

The Company will promptly deliver to you the information requested. Shareholders who own Company stock through a broker and who wish to receive separate copies of the Internet Notice, Annual Report or Proxy Statement should contact their broker.

You may access our Annual Report and Proxy Statement via the Internet. Copies of the Annual Report and Proxy Statement are available on the Company's website ( www.pinnaclewest.com) and will be provided to any shareholder promptly upon request. Shareholders may request copies from Shareholder Services at the telephone number or addresses set forth above, or as described on the Internet Notice.

Shareholder Proposals or Director Nominations for the 2016 Annual Meeting

To be included in the proxy materials for the 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting"), any shareholder proposal intended to be presented at that meeting must be received by our Corporate Secretary no later than December 3, 2015 at the following address:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

A shareholder who intends to present a proposal at the 2016 Annual Meeting, but does not wish it to be included in the 2016 proxy materials, must submit the proposal no earlier than January 20, 2016 and no later than the close of business on February 19, 2016. Nominations for the Board must be received by November 19, 2015. In all cases, shareholders must also comply with the applicable rules of the SEC and our Bylaws.

Proxy Solicitation

The Board is soliciting the enclosed proxy. The Company may solicit shareholders over the Internet, by telephone or by mail. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $10,000, plus customary expenses. The costs of the solicitation will be paid by the Company. Proxies may also be solicited in person, by telephone or electronically by Company personnel who will not receive additional compensation for such solicitation. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of our stock.

10 | 2015 Proxy Statement

Information About Our Board and Corporate Governance

Director Independence

NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company's board of directors to make director independence determinations in all other circumstances. The Company's Board has also adopted Director Independence Standards to assist the Board in making independence determinations. These Director Independence Standards are available on the Company's website ( www.pinnaclewest.com).

Based on the Board's review, the Board has determined that one of the Company's directors is not independent and that all of the other directors are independent. The independent directors are Messrs. Fox, Gallagher, Lopez, Nordstrom, and Wagener, Drs. Cortese, Herberger and Klein, and Ms. Munro. Mr. Brandt is not independent under the NYSE rules or the Director Independence Standards because of his employment with the Company. Ms. Susan Clark-Johnson passed away in January 2015. She was independent while she was a member of the Board.

In accordance with the NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.

In considering the independence of Mr. Gallagher, the Board considered that the law firm of Gallagher & Kennedy, P.A. ("Gallagher & Kennedy"), where Mr. Gallagher is Chairman Emeritus, provided legal services to the Company in 2014 and is expected to provide legal services to the Company in 2015. However, since: (a) the amounts paid to Gallagher & Kennedy were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards, and were less than one percent of the Company's and Gallagher & Kennedy's revenues for fiscal year 2014; (b) Mr. Gallagher does not furnish legal services to the Company; and (c) he has advised the Company that he receives no compensation or benefits from Gallagher & Kennedy as a result of the firm providing legal services to the Company, the Board determined that Mr. Gallagher was independent.

Dr. Cortese is an employee of Arizona State University ("ASU") in his capacity as the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. Ms. Clark-Johnson was also an employee of ASU in her capacity as a Professor of Practice at ASU's Walter Cronkite School of Journalism. ASU is considered a part of the reporting entity for the State of Arizona (the "State") for financial reporting purposes and, as such, the State is the entity considered in

2015 Proxy Statement | 11

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

applying the independence tests. In considering the independence of Ms. Clark-Johnson and Dr. Cortese, the Board considered the fact that transactions between the State and the Company and its affiliates consist of providing electric service, the payment of various State fees, taxes, memberships, licenses, sponsorships and donations, and the payment by each party of utility-related costs. The Board determined that these matters did not impact Ms. Clark-Johnson's independence and do not impact Dr. Cortese's independence, since amounts paid to or received from the State are less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards. In addition, neither of these directors benefited, and in the case of Dr. Cortese does not benefit, financially, directly or indirectly, from ASU's business relationships with the Company, most of which consist of receiving electric service at regulated rates.

With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors, shareholders, or employees are located in APS's service territory and purchase electricity from APS at regulated rates in the normal course of business. The Board considered these relationships in determining the directors' independence, but, because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission (the "ACC"), and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact the independence of any director. The Board also considered contributions to charitable and non-profit organizations where a director also serves as a director of such charity or organization. However, since no director is also an executive officer of such charitable or non-profit organization, the Board determined that these payments did not impact the independence of any director.

Board Meetings and Attendance

In 2014, our Board held seven meetings and none of our directors attended fewer than 75% of the Board meetings and any meetings of Board committees on which he or she served. Each director is expected to be present at the Annual Meeting. All of the Board members attended the 2014 Annual Meeting.

12 | 2015 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Board Committees

The Board has the following standing committees: Audit; Corporate Governance; Finance; Human Resources; and Nuclear and Operating. All of the charters of the Board's committees are publicly available on the Company's website ( www.pinnaclewest.com). All of our committees are comprised of independent directors who meet the independence requirements of the NYSE rules, SEC rules, and the Director Independence Standards, including any specific committee independence requirements.

	RESPONSIBILITIES	NUMBER OF MEETINGS DURING FISCAL 2014

AUDIT COMMITTEE	Among other things, the Audit Committee:

•

oversees the integrity of the Company's financial statements;

•

appoints the independent accountants and is responsible for their qualifications, independence, performance, and compensation;

•

reviews the performance of the Company's internal audit function; and

•

monitors the Company's general compliance with legal and regulatory requirements.

The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chair of the Audit Committee, is an "audit committee financial expert" under applicable SEC rules.

		6

CORPORATE GOVERNANCE COMMITTEE	Among other things, the Corporate Governance Committee:

•

reviews and assesses the Corporate Governance Guidelines;

•

develops and recommends to the full Board criteria for selecting new directors;

•

identifies and evaluates individuals qualified to become members of the Board, consistent with the criteria for selecting new directors;

•

recommends director nominees to the Board;

•

recommends to the Board who should serve on each of the Board's committees;

•

reviews the results of the Annual Meeting shareholder votes; and

•

reviews and makes recommendations to the full Board regarding the selection of the CEO and CEO succession planning.

The Corporate Governance Guidelines are available on the Company's website ( www.pinnaclewest.com).

		5

FINANCE COMMITTEE	Among other things, the Finance Committee: • reviews the Company's historical and projected financial performance and the Company's financing plan and recommends approval of credit facilities and the issuance of long-term debt, common equity and preferred securities; • reviews and recommends approval of the Company's annual capital budget and reviews the annual operations and maintenance budget; • reviews and recommends approval of short-term investments and borrowing policies; and • reviews and recommends to the Board the Company's dividend actions.	4
2015 Proxy Statement | 13

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

RESPONSIBILITIES	NUMBER OF MEETINGS DURING FISCAL 2014

HUMAN RESOURCES COMMITTEE	Among other things, the Human Resources Committee:

•

reviews management's programs for the attraction, retention, and development of the Company's human resources;

•

recommends to the full Board persons for election as officers;

•

annually reviews the goals and performance of the officers of the Company and APS;

•

approves corporate goals and objectives relevant to the compensation of the Company's CEO, assesses the CEO's performance in light of these goals and objectives, and sets the CEO's compensation based on this assessment;

•

makes recommendations to the Board with respect to non-CEO executive compensation and director compensation; and

•

acts as the "committee" under the Company's long-term incentive plans.

Under the Human Resources Committee's charter, the Human Resources Committee may delegate authority to subcommittees, but did not do so in 2014. Additional information on the processes and procedures of the Human Resources Committee is provided under the heading "Compensation Discussion and Analysis ("CD&A")."

4

NUCLEAR AND OPERATING COMMITTEE	Among other things, the Nuclear and Operating Committee:

•

receives regular reports from management and monitors the overall performance of Palo Verde;

•

reviews the results of major Palo Verde inspections and evaluations by external oversight groups, such as the Institute of Nuclear Power Operations ("INPO") and the Nuclear Regulatory Commission ("NRC");

•

reviews and monitors the power plant operations, energy transmission and delivery, and customer service functions of the Company; and

•

reviews and monitors the Company's compliance with environmental, health and safety policies.

In addition, the Nuclear and Operating Committee receives regular reports from the Offsite Safety Review Committee (the "OSRC"). The OSRC provides independent assessments of the safe and reliable operations of Palo Verde. Pursuant to Palo Verde's operating licenses, the OSRC focuses its assessment on operations, engineering, maintenance, safety, security and other support functions. The OSRC is comprised of non-employee individuals with senior management experience in the nuclear industry and the Palo Verde Director of Nuclear Assurance, and it meets periodically throughout the year.

4
14 | 2015 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

The Board's Leadership Structure

Lead Director.    Kathryn L. Munro serves as the Company's Lead Director and chairs the Corporate Governance Committee. The Lead Director performs the following functions:

•
serves as a liaison between the Chairman of the Board (the "Chairman") and the independent directors;

•
advises the Chairman as to an appropriate schedule of Board meetings, reviews and provides the Chairman with input regarding agendas for the Board meetings and, as appropriate or as requested, reviews and provides the Chairman with input regarding information sent to the Board;

•
presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, which executive sessions are regularly scheduled as part of each Board meeting;

•
calls meetings of the independent directors when necessary and appropriate;

•
oversees the Board and Board committee self-assessment process;

•
is available for consultation and direct communication with the Company's shareholders and other interested parties;

•
performs such other duties as the Board may from time to time delegate; and

•
reviews the results of the Annual Meeting shareholder votes.

Chairman and CEO Positions.    The Chairman is Donald E. Brandt, the Company's President and CEO. The Board believes that combining the roles of the CEO and Chairman enhances the Board's ability to communicate clearly and effectively with management, and that an independent Board Chairman would create an additional level of hierarchy that would only duplicate the activities already being vigorously carried out by its Lead Director.

The Board's Role in Risk Oversight

The ultimate responsibility for the management of the Company's risks rests with the Company's senior management team. The Board's oversight of the Company's risk management function is designed to provide assurance that the Company's risk management processes are well adapted to and consistent with the Company's business and strategy, and are functioning as intended. The Board focuses on fostering a culture of risk awareness and risk-adjusted decision-making and ensuring that an appropriate "tone at the top" is established. The Board regularly discusses and updates a listing of areas of risk and a suggested allocation of responsibility for such risks among the Board committees. The charter for each of our committees requires each committee to periodically review risks in their respective areas. Each committee:

•
receives periodic presentations from management about its assigned risk areas;

•
considers the effectiveness of the risk identification and mitigation measures being employed; and

•
discusses their risk reviews with the full Board at least annually.
2015 Proxy Statement | 15

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Consistent with the requirements of the NYSE's corporate governance standards, the Audit Committee periodically reviews the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews the comprehensiveness of the Board's risk oversight and the Company's risk assessment process, and plays a coordinating role designed to ensure that no gaps exist in the coverage by the Board committees of risk areas. In recommending the composition of the Board's committees and the selection of committee Chairs, the Corporate Governance Committee takes into account the effective functioning of the risk oversight role of each Board committee and the risk areas assigned to it.

The Executive Risk Committee is comprised of senior level officers of the Company and is chaired by the Chief Financial Officer. Among other responsibilities, this Committee is responsible for ensuring that the Board receives timely information concerning the Company's material risks and risk management processes. The Executive Risk Committee annually provides the Board with a list of the Company's top risks. The internal enterprise risk management group reports to the Vice President, Controller and Chief Accounting Officer, who reports to the Executive Vice President and Chief Financial Officer of APS. The internal risk management group is responsible for (1) implementing a consistent risk management framework and reporting process across APS, and (2) ensuring that the Executive Risk Committee is informed of those processes and regularly apprised of existing material risks and the emergence of additional material risks.

Director Qualifications; Selection of Nominees for the Board

Director Qualifications.    The Bylaws and the Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. Under the Bylaws, a director must be a shareholder of the Company. In determining whether an individual should be considered for Board membership, the Corporate Governance Committee considers the following qualities, among others: integrity; knowledge, including regulatory and political knowledge, and nuclear expertise at the strategic level; judgment; understanding of the Company's business environment; and the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, including large organizational leadership, public company experience and risk oversight skills. The Corporate Governance Committee considers diversity in its selection of nominees utilizing a broad meaning to include not only factors such as race and gender, but also background, experience, skills, accomplishments, financial expertise, and professional interests. The Corporate Governance Committee also considers the amount of time that a person will likely have to devote to his or her duties as a director, including responsibilities as an executive officer, board member or trustee of other businesses and charitable institutions.

Selection of Nominees for the Board.    The Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board reflects the appropriate balance of knowledge, skills, expertise, and diversity required for the Board as a whole. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may be considered at any point during the year and come to the attention of the Corporate Governance

16 | 2015 Proxy Statement

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

Committee through current Board members, professional search firms or shareholders, and the Corporate Governance Committee evaluates all nominees from these sources against the same criteria. Any shareholder nominations proposed for consideration by the Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

Any shareholder who wishes to submit a nomination for a director to the Board must deliver that nomination to our Corporate Secretary by November 19, 2015 and comply with the information requirements in the Company's Bylaws.

Director Resignation Due to a Substantial Change in their Primary Business Position

Under the Company's Corporate Governance Guidelines, upon a substantial change in a director's primary business position from the position the director held when originally elected to the Board, a director is required to apprise the Corporate Governance Committee and to offer his or her resignation for consideration to the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the tendered resignation.

Communication with the Board

Shareholders and other parties interested in communicating with the Board may do so by writing to the Corporate Secretary, Pinnacle West Capital Corporation, 400 North Fifth Street, Mail Station 8602, Phoenix, Arizona 85004, indicating who should receive the communication, for example, the Lead Director or the independent directors. The Corporate Secretary will transmit communications not otherwise specifically addressed and that raise substantial issues to the Lead Director and to the Chair of the Board Committee most closely associated with the matter. The Corporate Secretary has discretion to exclude communications that are commercial advertisements or other forms of solicitations, service or billing complaints and complaints related to individual employment-related actions.

Codes of Ethics and Strategic Framework

To ensure the highest levels of business ethics, the Board has adopted the Code of Ethics and Business Practices, which applies to all employees, officers and directors, and the Code of Ethics for Financial Executives, both of which are described below:

Code of Ethics and Business Practices (the "Code of Ethics").    Employees, directors and officers receive the Code of Ethics when they join the Company or APS, as well as any subsequent updates. The Code of Ethics helps ensure that employees, directors and officers of the Company and APS act with integrity and avoid any real or perceived violation of the Company's policies and applicable laws and regulations.

2015 Proxy Statement | 17

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

The Company provides periodic online training and examination covering the principles in the Code of Ethics. This training includes extensive discussion of the Company's values, an explanation of Company ethical standards, application of ethical standards in typical workplace scenarios, information on reporting concerns, assessment questions to measure understanding and an agreement to abide by the Code of Ethics. All employees of the Company and APS and all of our directors complete the training.

Code of Ethics for Financial Executives.    The Company has adopted a Code of Ethics for Financial Executives, which is designed to promote honest and ethical conduct and compliance with applicable laws and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. "Financial Executive" means the Company's CEO, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, General Counsel, President and Chief Operating Officer of APS, and other persons designated from time to time as a Financial Executive subject to this policy by the Chair of the Audit Committee.

Both codes are available on the Company's website ( www.pinnaclewest.com).

The Company's Strategic Framework.    APS has adopted a Strategic Framework that defines its vision, mission, areas of focus, and values. APS's vision is to create a sustainable energy future for Arizona. APS's mission is to safely and efficiently generate and deliver reliable electric power and related services to its customers. The areas of focus are employees, operational excellence, environmental stewardship, customers and communities, and shareholder value. The framework affirms our corporate values of safety, integrity and trust, respect, and accountability. Here is our Strategic Framework:

18 | 2015 Proxy Statement

Proposal 1 — Election of Directors

The ten nominees for election as directors are set forth below, where we provide a description of their occupation, business background and other directorships, as well as a discussion of the specific skills that the Board believes qualifies each of our nominees to serve as a director. All nominees will be elected for a one-year term that will expire at the 2016 Annual Meeting. The directors' ages are as of February 20, 2015. All of our directors also serve as directors of APS.

Donald E. Brandt	BACKGROUND
Age 60 Director since 2009 Chairman of the Board, President and CEO of the Company and APS

Mr. Brandt has been Chairman of the Board and CEO of the Company since April 2009 and President of the Company since March 2008. He has been President of APS since May 2013, Chairman of the Board of APS since April 2009, and CEO of APS since March 2008. Mr. Brandt also served as President of APS from December 2006 to January 2009. Mr. Brandt has served as an officer of the Company in the following additional capacities: March 2008 to April 2009 as Chief Operating Officer; September 2003 to March 2008 as Executive Vice President; December 2002 to September 2003 as Senior Vice President; and December 2002 to March 2008 as Chief Financial Officer.

QUALIFICATIONS

As Chairman of the Board, President and CEO of the Company and APS, and with nearly three decades of experience in the utility industry, Mr. Brandt has a broad understanding of the factors affecting the Company's business. Mr. Brandt currently serves on the boards of INPO, Nuclear Energy Institute, Edison Electric Institute, and Nuclear Electric Insurance Limited; all major industry organizations that provide insight into operational, financial and policy matters of great importance to the Company.

2015 Proxy Statement | 19

PROPOSAL 1 — ELECTION OF DIRECTORS

Denis A. Cortese, M.D.	BACKGROUND
Age 70 Director since 2010 Committees • Audit • Human Resources • Nuclear and Operating

Dr. Cortese is the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. He has held these positions since February 2010. Dr. Cortese has been Emeritus President and Chief Executive Officer of the Mayo Clinic (medical clinic and hospital services) since November 2009, and was President and Chief Executive Officer of the Mayo Clinic from March 2003 until his retirement in November 2009. Dr. Cortese is also a director of Cerner Corporation.

QUALIFICATIONS

As former President and Chief Executive Officer of the Mayo Clinic, Dr. Cortese has extensive experience in leading complex organizations with multiple constituencies and has led an organization that delivers strong and efficient customer service, which parallels the Company's strategies. Further, his background in public policy development, science and technology brings valuable perspective to issues that face the Company.

Richard P. Fox	BACKGROUND
Age 67 Director since 2014 Committees • Audit • Finance • Human Resources

Mr. Fox has served as a consultant and independent board member since 2001 for companies in various industries. Mr. Fox previously held executive, operational and financial positions at CyberSafe Corporation ("CyberSafe"), Wall Data, Incorporated ("Wall Data") and PACCAR, Inc., and is a former Managing Partner of Ernst & Young's Seattle office. Mr. Fox is also a director of Acxiom Corporation and Service Master Global Holdings. Within the past five years, Mr. Fox has served as a director of FLOW International Corporation, Orbitz Worldwide, and Pendrell Corporation.

QUALIFICATIONS

As a former Managing Partner of Ernst & Young and as former Chief Financial Officer of Wall Data and President and Chief Operating Officer of CyberSafe, Mr. Fox has a deep understanding of financial and accounting matters. Mr. Fox has also served on the boards of several companies over his career, including six public companies. His extensive board experience, including service on various audit committees and finance committees, including chairmanships, will add to the Board's depth and capabilities.

20 | 2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Michael L. Gallagher	BACKGROUND
Age 70 Director since 1999 Committees • Nuclear and Operating (Chair) • Corporate Governance

Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy in Phoenix, Arizona (an Arizona-based law firm). He has held this position since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000. Mr. Gallagher is a director of AMERCO, the parent company of U-Haul International, Inc., and chairs its Independent Governance Committee. He is also a Trustee of the Peter Kiewit Foundation.

QUALIFICATIONS

Mr. Gallagher has represented a broad and diverse spectrum of corporate clients. Mr. Gallagher provides guidance and judgment gained through advising senior management and boards of directors on the varied issues regularly considered by the Board. His knowledge and experience from participating on the boards of other publicly-traded and private companies provides valuable perspective to the Company, and his extensive experience addressing corporate governance matters makes him a good fit for our Corporate Governance Committee.

Roy A. Herberger, Jr., Ph.D.	BACKGROUND
Age 72 Director since 1992 Committees • Human Resources (Chair) • Corporate Governance • Finance

Dr. Herberger is President Emeritus of the Thunderbird School of Global Management (graduate management school) ("Thunderbird"). He has held this position since November 2004. Dr. Herberger was President of Thunderbird from 1989 until August 2004. Dr. Herberger is also a director of the Apollo Education Group, Inc. ("Apollo Group") and a Trustee for the Mayo Clinic.

QUALIFICATIONS

Dr. Herberger has both management experience and a strong understanding of business and economic trends. He also has extensive corporate board service, which aids in his contributions to the Company's Board. Dr. Herberger's service as the Lead Director and Chair of the Compensation Committee of the Apollo Group, a Fortune 500 company, and his service as a Trustee for the Mayo Clinic, contributes to the strength of the Company's governance and human resources processes.

2015 Proxy Statement | 21

PROPOSAL 1 — ELECTION OF DIRECTORS

Dale E. Klein, Ph.D.	BACKGROUND
Age 67 Director since 2010 Committees • Audit • Nuclear and Operating

Dr. Klein served as Chairman of the U.S. Nuclear Regulatory Commission from July 2006 to May 2009, and thereafter continued as a Commissioner until March 2010. He was Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from November 2001 to July 2006. Dr. Klein is a Professor of Mechanical Engineering and Associate Director of the Energy Institute at the University of Texas at Austin. He has held these positions since April 2010. Dr. Klein is also Associate Vice Chancellor for Research at the University of Texas System. He has held this position since January 2011. He is also a director of Southern Company.

QUALIFICATIONS

Dr. Klein brings expertise in all aspects of nuclear energy regulation, operation, technology and safety. His broad national and international experience in all aspects of nuclear energy and government brings value to the Board, not only from the perspective of our operations at Palo Verde, but also as the Company and APS look at new opportunities in our evolving utility business.

Humberto S. Lopez	BACKGROUND
Age 69 Director since 1995 Committees • Finance (Chair) • Audit • Human Resources

Mr. Lopez is President of HSL Properties, Inc. (real estate development and investment), in Tucson, Arizona. He has held this position since 1975.

QUALIFICATIONS

In addition to management and business knowledge, Mr. Lopez brings extensive investment and real estate development expertise to the Company. His understanding of real estate and associated markets has proven a valuable asset to the Company because of the importance of those markets in Arizona. Mr. Lopez is also familiar with the State's historic economic cycles, which helps the Company plan for future growth and energy needs.

22 | 2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Kathryn L. Munro	BACKGROUND
Age 66 Director since 2000 Lead Director Committees • Corporate Governance (Chair) • Finance • Human Resources

Ms. Munro is a principal of BridgeWest, LLC (an investment company). She has held this position since July 2003. Ms. Munro was Chairman of BridgeWest,  LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's ("BofA") Southwest Banking Group and was President of BofA Arizona from 1994 to 1996. Prior to that, Ms. Munro held a variety of senior positions during her 20-year career with BofA. Ms. Munro is also a director of Knight Transportation, Inc. ("Knight") and Premera Blue Cross. Within the past five years, Ms. Munro was a director of FLOW International Corporation.

Ms. Munro is the Company's Lead Director.

QUALIFICATIONS

As principal of an investment company, and as former Chief Executive Officer of BofA's Southwest Banking Group and President of BofA Arizona, Ms. Munro brings business acumen and financial knowledge to the Company. Her experience with the cycles in Arizona's economy assists a growing infrastructure company like Pinnacle West in accessing capital and meeting its financing needs. Ms. Munro is also an experienced director, currently serving on the boards of Knight and Premera Blue Cross.

Bruce J. Nordstrom	BACKGROUND
Age 65 Director since 2000 Committees • Audit (Chair) • Corporate Governance • Nuclear and Operating

Mr. Nordstrom is President of and a certified public accountant at the firm of Nordstrom & Associates, P.C., in Flagstaff, Arizona. He has held this position since 1988.

QUALIFICATIONS

As the president of an accounting firm, Mr. Nordstrom has an extensive accounting, auditing and financial skill set. Additionally, he provides familiarity with principles of risk management and oversight, and the perspectives of customers in the Northern Arizona service territory of APS.

2015 Proxy Statement | 23

PROPOSAL 1 — ELECTION OF DIRECTORS

David P. Wagener	BACKGROUND
Age 60 Director since 2014 Committees • Audit • Finance • Nuclear and Operating

Mr. Wagener is the Managing Partner of Wagener Capital Management, an investment and advisory firm serving utility and private equity companies. He has held this position since June 1995. Mr. Wagener previously held executive positions at Salomon Brothers and Goldman Sachs & Co. Within the past five years, Mr. Wagener served as director of Ormat Technologies. Mr. Wagener served as a director of SunCor Development Company from January 2011 to March 2013.

QUALIFICATIONS

Mr. Wagener brings to the Board over 30 years of experience in the power/energy industry, project finance and investment banking expertise, and knowledge of utility regulation. His participation brings value to the Company and the Board as we address structural and business challenges facing the utility industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS

24 | 2015 Proxy Statement

Ownership of Pinnacle West Stock

The following table shows the amount of Pinnacle West common stock owned by the Company's directors, the Named Executive Officers, our directors and executive officers as a group, and those persons who beneficially own more than 5% of the Company's common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.

The address of each of the listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 12, 2015, the record date for the Annual Meeting.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED(1) (#)	PERCENT OF CLASS (%)

Directors:
Donald E. Brandt	188,560	*
Denis A. Cortese, M.D.	11,864	*
Richard P. Fox	2,923	*
Michael L. Gallagher	28,112	*
Roy A. Herberger, Jr., Ph.D.	31,156	*
Dale E. Klein, Ph.D.	9,834	*
Humberto S. Lopez	59,129	*
Kathryn L. Munro	30,648	*
Bruce J. Nordstrom	30,345	*
David P. Wagener	4,036	*
Other Named Executive Officers:
Randall K. Edington	57,848	*
David P. Falck	49,670	*
James R. Hatfield	57,562	*
Mark A. Schiavoni	30,393	*
All Directors and Executive Officers as a Group (22 Persons):	681,556	*
5% Beneficial Owners:(2)
BlackRock, Inc. and certain related entities(3) 40 East 52nd Street New York, NY 10022	10,396,427	9.40%
Franklin Resources, Inc. and certain related entities(4) One Franklin Parkway San Mateo, CA 94403-1906	6,358,730	5.80%
State Street Corporation and certain related entities(5) One Lincoln Street Boston, MA 02111	6,249,722	5.70%
The Vanguard Group Inc.(6) 100 Vanguard Boulevard Malvern, PA 19355	8,824,780	7.98%

*
Represents less than 1% of the outstanding common stock.
2015 Proxy Statement | 25

OWNERSHIP OF PINNACLE WEST STOCK
(1)
Includes vested Supplemental RSUs (as defined later in the CD&A) for the Named Executive Officers; vested RSUs and stock units ("SU") payable in stock for the directors; and associated dividends payable in stock; as follows: Mr. Brandt — 25,489; Mr. Edington — 14,155; Mr. Falck — 7,083; Mr. Hatfield — 7,083; Mr. Schiavoni — 7,083; Mr. Gallagher — 4,858; Dr. Herberger — 4,050; Dr. Klein — 9,734; and Ms. Munro — 7,354. The following shares are held jointly: Dr. Herberger — 17,910; Dr. Klein — 100; and Mr. Nordstrom — 28,845. The following shares are held in joint trusts: Dr. Cortese — 11,864; Mr. Edington — 33,946; Mr. Gallagher — 23,254; Mr. Hatfield — 40,479; Mr. Lopez — 59,129; Ms. Munro — 21,813; and Mr. Wagener — 4,036.

(2)
The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 3-6.

(3)
BlackRock, Inc. Schedule 13G/A filing, dated January 12, 2015, a parent holding company and certain affiliates, reports beneficial ownership of 10,396,427 shares, with sole voting power as to 9,452,318 shares and sole dispositive power as to 10,396,427 shares.

(4)
Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Schedule 13G/A filing, dated February 3, 2015, reports beneficial ownership collectively of 6,358,730 shares, with sole voting power as to 6,258,730 shares and sole dispositive power as to 6,358,730 shares in Franklin Advisers, Inc.

(5)
State Street Corporation Schedule 13G filing, dated February 11, 2015, a parent holding company and certain affiliates, reports beneficial ownership of 6,249,722 shares, with shared voting and dispositive power. The Company maintains normal commercial relationships with State Street Corporation and its subsidiaries. The Company does not consider these relationships to be material.

(6)
The Vanguard Group, Inc. Schedule 13G/A, dated February 9, 2015, reports beneficial ownership of 8,824,780 shares with sole voting power as to 201,151 shares, shared dispositive power as to 180,751 shares, and sole dispositive power as to 8,644,029 shares; Vanguard Fiduciary Trust Company as beneficial owner of 147,851 shares; and Vanguard Investments Australia, Ltd., as beneficial owner of 86,200 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes of ownership with the SEC. Based solely on the Company's review of these reports, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2014 on a timely basis.

26 | 2015 Proxy Statement

Related Party Transactions

The Corporate Governance Committee is responsible for reviewing and approving all transactions with any related party, which consists of any of our directors, director nominees, executive officers, shareholders owning more than 5% of the Company's common stock and, with respect to each of them, their immediate family members and certain entities in which they are an officer or a shareholder, partner, member or other participant who, directly or indirectly, has a substantial ownership interest in or otherwise substantially controls or shares control of such entity (a "Related Party"). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the "Policy").

To identify Related Party Transactions, as defined in the Policy, each year the Company requires our directors and officers to complete director and officer questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party Transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. The Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to notify the Company's management. In addition, the Policy specifically provides that any Related Party Transaction must be approved or ratified by the Corporate Governance Committee. A "Related Party Transaction" is any transaction or a series of similar transactions in which the Company or any of its subsidiaries is or was a participant, where the amount involved exceeds $120,000 in the aggregate, and in which any Related Party has a direct or indirect material interest, other than:

•
transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the ACC);

•
transactions in which the rates or charges are determined by competitive bid; or

•
the payment of compensation by the Company to the executive officers, directors, or nominees for directors.

Based on the Policy, SEC rules, and our review, we had no Related Party Transactions in 2014.

2015 Proxy Statement | 27

Report of the Human Resources Committee

The Human Resources Committee* submitted the following report:

The Human Resources Committee is composed of non-employee directors, each of whom is independent as defined by NYSE rules and the Company's Director Independence Standards.

In accordance with SEC rules, the Human Resources Committee discussed and reviewed the Compensation Discussion and Analysis with management and, based on those discussions and review, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE CHAIR Roy A. Herberger, Jr., Ph.D.	HUMAN RESOURCES COMMITTEE MEMBERS Denis A. Cortese, M.D. Humberto S. Lopez Kathryn L. Munro
*
Mr. Fox joined the Human Resources Committee after this report was approved by the Human Resources Committee.

Executive Compensation

Compensation Discussion and Analysis ("CD&A")

Executive Summary

Our Philosophy and Objectives.    Our compensation program is designed to be straightforward with a clear emphasis on putting pay at risk and retaining key executives. Our executive compensation philosophy incorporates the following core principles and objectives:

•
Alignment with Shareholder Interests. We structure our annual cash and long-term equity incentive compensation to put pay at risk and reward performance. Payouts under these plans are tied predominantly to the Company's total return to shareholders, stock price, earnings, and the achievement of measurable and sustainable business and individual goals, so that executives' interests are tied to the success of the Company and are aligned with those of our shareholders.

•
Key Management Retention. We structure our program to provide compensation at levels necessary to attract, engage and retain an experienced management team who have the skill sets to succeed in our complex operating and regulatory environment, including operating Palo Verde, the nation's largest nuclear power station, and to provide consistently strong operating and financial results.
28 | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Our Compensation Components.    At the 2014 Annual Meeting, our shareholders overwhelmingly approved the compensation of our executive officers. As a result, while the Human Resources Committee (for purposes of this CD&A, the "Committee") reviewed and discussed developments in executive compensation practices, no modifications were made to our program in 2014. The key elements of our program are:

•
base salary — base salary is fixed with reference to competitive market components and our need to attract talent and retain key management;

•
annual cash incentive — the cash incentive plans are 100% pay at risk tied directly to earnings, business unit performance, and individual performance;

•
three-year long-term equity grants of performance shares (55% of the equity grant) — payout is 100% pay at risk tied to TSR and business performance;

•
four-year long-term equity grants of RSUs (45% of the equity grant) — RSUs encourage retention and are considered by the Company to be pay at risk because the value rises and falls with the Company's stock price;

•
benefits — we offer customary benefits and limited perquisites; and

•
stock ownership guidelines and prohibitions on the pledging and hedging of Company common stock.

Overview of 2014 Company Performance.    Pinnacle West is a holding company that derives essentially all of its revenues and earnings from our wholly-owned subsidiary, APS, a vertically-integrated electric utility. Our 2014 accomplishments included:

•
total shareholder value increased $2 billion in 2014 alone, and $5 billion in the past five years;

•
the Company's stock price increased 29.1% for 2014, and set new all-time intraday and closing highs;

•
for the third straight year, the Company increased the common dividend, raising it by 4.85% after two previous increases of 4.0%;

•
the Company continued its focus on safety, ranking within the top quartile of electric utility safety performance;

•
Palo Verde had a capacity factor of 93.7%; and

•
TSR was 34.5%, 45.0%, 60.0% and 133.7% for 1, 2, 3 and 5-year periods, respectively. Our TSR ranked 14th highest out of the 48 companies in the Edison Electric Industry Utility Index for the twelve-month period ending December 31, 2014.

Setting Executive Compensation

The Human Resources Committee.    The Committee monitors executive officer compensation throughout the year and undertakes a thorough analysis of our executive officer compensation each Fall. This review includes consideration of competitive positions relative to specified labor markets, the mix of elements of compensation, performance requirements, the degree of pay that is at risk with respect to performance, and a consideration of individual officer evaluations. From December through February, the Committee then makes adjustments to executive officer compensation, including salary and cash and non-cash incentives.

2015 Proxy Statement | 29

EXECUTIVE COMPENSATION

Role of Executive Officers in Determining Executive Compensation.    The Committee makes all compensation decisions relating to our CEO's compensation, makes awards under the 2012 Long-Term Incentive Plan (the "2012 Plan"), and determines the awards under the 2014 Incentive Plans, as defined later in this CD&A. The Committee recommends other executive officer compensation decisions, which are approved by the Board for Pinnacle West officers and the Board of Directors of APS for APS officers. Management works with the Committee in establishing the agenda for Committee meetings and in preparing meeting information. Management conducts evaluations and provides information on the performance of the executive officers for the Committee's consideration and provides such other information as the Committee may request. Management also assists the Committee in recommending: salary levels; annual incentive plan structure and design, including earnings and business unit performance targets or other goals; long-term incentive plan structure and design, including award levels; and the type, structure, and amount of other awards. The executive officers are available to the Committee's compensation consultant to provide information as requested by the consultant. At the request of the Chair of the Committee, the CEO or other officers may attend and participate in portions of the Committee's meetings.

Role of Compensation Consultants.    The Committee's charter gives the Committee the sole authority to retain and terminate any consulting firm used by the Committee in evaluating non-employee director and officer compensation. The Committee engaged Frederick W. Cook & Co. to assist the Committee in its evaluation of 2014 compensation for our executive officers (the "Consultant"). The Consultant does not provide any other services to the Company or its affiliates. The Committee has assessed the independence of the Consultant and has concluded that the Consultant is an independent consultant to the Committee as determined under the NYSE rules. The Committee instructed the Consultant to prepare a competitive analysis of the compensation of the executive officers of the Company and of APS, and to make recommendations for changes to the existing compensation program, if warranted.

Consultant's Report and Peer Group.    The Consultant reviewed our executive compensation practices and considered the extent to which these practices support our executive compensation objectives and philosophy. As part of this study, the Consultant performed competitive pay comparisons for our executive officers based on:

•
2012 compensation information as disclosed in 2013 SEC filings for the Peer Group, as defined later in this CD&A;

•
general industry data based on surveys published by Aon Hewitt (averaging data for companies in the $2.5 — $5 billion revenue bracket and the $5 — $10 billion revenue bracket) and Towers Watson & Co. ("Towers Watson") (averaging data for companies in the $3 — $6 billion revenue bracket and the $6 — $10 billion revenue bracket); and

•
industry-specific survey data from the Towers Watson Energy Services Industry Survey (reflecting the average between companies in the $3 — $6 billion revenue bracket and companies with revenues greater than $6 billion).

From these sources, the Consultant developed a consensus in which the competitive industry comparison for Messrs. Brandt, Hatfield, Falck, and Schiavoni reflects one-third proxy statement data, one-third Energy Services Industry Survey, and one-third general industry surveys. The competitive industry comparison for Mr. Schiavoni was to the position of a Chief Operating Officer reduced by 15% because Mr. Schiavoni's position at the time was at an Executive Vice President level rather than at a Chief Operating Officer level, and his position did

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not include all the responsibilities of a Chief Operating Officer. However, for purposes of the Consultant's analysis, the position of Chief Operating Officer with the 15% adjustment was the most comparable to Mr. Schiavoni's position. Mr. Edington did not have a general industry survey match, so his competitive industry comparison reflects one-half proxy statement data and one-half Energy Services Industry Survey. Compensation levels were updated to July 2014 using a 3% annual growth factor that the Consultant indicated reflected projected executive-level market movement from major salary-planning surveys selected by the Consultant.

As part of the executive compensation review for 2014, the Committee reviewed the Peer Group for its continued appropriateness. As a result of such review, the Committee approved the use of the same Peer Group that was used in setting 2013 executive compensation, with the exception of Progress Energy, Inc., which was acquired by another entity. The Peer Group is broadly similar to the Company with respect to industry, complexity, and business lines, and positions the Company close to the median with respect to revenues (adjusted as explained below). The Peer Group consisted of the following predominantly rate-regulated utilities (the "Peer Group"):

Peer Group

Alliant Energy	Ameren Corporation	DTE Energy Company	Entergy Corporation
NextEra Energy	Northeast Utilities	NV Energy, Inc.	OGE Energy Corporation
PPL Corporation	SCANA Corporation	Southern Company	TECO Energy, Inc.
Wisconsin Energy Corporation	Xcel Energy, Inc.

In determining both the composition of the Peer Group and the Company's relative position to that group, the number used for APS revenues was adjusted to take revenues attributable to managed assets, in addition to owned assets, into account. This adjustment was based on the following:

•
Palo Verde is the United States' largest nuclear generating facility, with a net generation rating of approximately 4,000 megawatts. APS owns 29.1% of Units 1 and 3 and owns or leases 29.1% of Unit 2; however, APS is responsible for the operation of 100% of the facility.

•
Four Corners is a 2-unit coal-fired plant located in New Mexico, with a net generation rating of approximately 1,540 megawatts, of which APS owns 63%. Similar to Palo Verde, APS is responsible for the operation of 100% of the facility.

•
While APS contracts with the other owners for reimbursement of costs attributable to them, APS is subject to additional business risks and operational requirements as the licensed operator of 100% of the Palo Verde and the Four Corners plants, including plant-wide procurement activities, legal and regulatory compliance, and hiring and supervising the expanded workforce necessary to operate these facilities.

As a result, APS used a number of $5.5 billion compared to its reported revenues of $3.4 billion solely for determining its relative position in the Peer Group. The adjustment placed APS near the median of the Peer Group for revenues. The Committee believes that the senior executives of the Company face challenges in the operation of Palo Verde that require skill sets similar to those that executives at a number of the Peer Group companies with nuclear operations also have, which reinforces the appropriateness of the inclusion of these companies for benchmarking purposes.

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EXECUTIVE COMPENSATION

In providing information to the Committee with respect to setting 2014 compensation, the Consultant reviewed the total compensation of the Named Executive Officers and presented its analysis in October 2013. The Consultant also reviewed the individual elements of compensation, including the type of annual incentives and long-term incentives, and evaluated the competitiveness of the individual elements of compensation of each such officer based on the survey data discussed above.

In its analysis, the Consultant looked at competitive findings for base salary, base incentive, and long-term equity incentives to the Named Executive Officers as compared to the 25th, 50th and 75th percentile. The conclusions of the report as to competitive pay comparisons of the Named Executive Officers for these three compensation elements are as follows:

OFFICER	BASE SALARY	2012 ACTUAL ANNUAL INCENTIVE AS A PERCENTAGE OF BASE SALARY	LONG-TERM INCENTIVE(1)

Mr. Brandt	at the 75th percentile	above the 50th percentile but below the 75th percentile	at the 50th percentile
Mr. Hatfield	at the 50th percentile	above the 25th percentile but below the 50th percentile	at the 25th percentile
Mr. Edington	above the 75th percentile	above the 25th percentile but below the 50th percentile	below the 25th percentile
Mr. Falck	at the 50th percentile	above the 25th percentile but below the 50th percentile	at the 50th percentile
Mr. Schiavoni	at the 50th percentile	above the 25th percentile but below the 50th percentile	at the 25th percentile

(1)
Long-term incentive comparison excludes: (i) the one-time award of the supplemental grants of RSUs that were granted in February 2011 for performance prior to 2011 (the "Supplemental RSUs"), and which are discussed in footnote 5 to the Outstanding Equity Awards at Fiscal Year-End table and in footnote 1 to the Option Exercises and Stock Vested table; and (ii) the special performance-linked retention award of RSUs that were granted to Mr. Brandt in December 2012 (the "Retention Grant"), which is discussed in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End table.

Application of the Committee's Judgment.    The analysis in the Consultant's report and its recommendations regarding the competitiveness and structure of compensation are factors that the Committee takes into account in its evaluation of compensation for the Named Executive Officers. The Committee has determined that in order to meet its objectives, the Committee should, and does, take into consideration the competitive market survey data presented by the Consultant as an important reference point to assure the Committee of the reasonableness of the compensation levels and programs provided to executive management; however, actual compensation levels also take into account the individual executives and their responsibilities,

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skills, expertise, value added, and other external factors, such as the competitive marketplace for executive talent.

In setting Mr. Edington's compensation and entering into his 2012 Supplemental Agreement and 2014 Supplemental Agreement, which are discussed later in the narrative disclosure to the Summary Compensation Table and the Grants of Plan-Based Awards table, the Committee took into account Mr. Edington's critical skills, nuclear expertise, the demand in the competitive marketplace for Chief Nuclear Officers, and his demonstrated performance in significantly improving the operating performance of Palo Verde.

Company, business unit, and individual officer performance, as well as compensation competitiveness, are the primary factors in determining the level of total direct compensation for the Named Executive Officers. While the Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. Finally, the Committee evaluates other factors that it considers relevant, such as the financial condition of the Company and APS. The Company does not have a pre-established policy or target for allocation between cash and non-cash compensation or between short-term and long-term incentive compensation. The Committee does allocate between the two forms of equity grants as stated under the heading "Executive Summary" in this CD&A.

As noted above, at our 2014 Annual Meeting, the shareholders cast an advisory vote on our executive compensation. The vote was not binding upon the Company, our directors or the Committee. Of the shareholder votes cast, more than 93% were "FOR" the compensation of the executives as disclosed in our 2014 Proxy Statement, excluding abstentions. The Committee was cognizant of this result in its consideration of the key components, design, implementation and amounts of our compensation program.

Executive Compensation Components

The Company's executive compensation program consists of the following components:

In addition, the Company provides pension programs, a deferred compensation program, change of control arrangements and limited perquisites.

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EXECUTIVE COMPENSATION

The chart below indicates how each element of our 2014 executive compensation program was intended to achieve our compensation objectives of aligning the interests of executives and shareholders and attracting and retaining qualified, experienced executives.

2014	WHY WE PAY IT

COMPENSATION ELEMENT	ALIGNMENT	PAY AT RISK	ATTRACT AND RETAIN	COMMENTS

Base Salary			✓	Salary is based on experience and responsibilities and is benchmarked to the Peer Group and market conditions to maintain competitive levels.
Annual Cash Incentive	✓	✓	✓	Annual cash incentive is designed to reward achievement of annual performance objectives, which are designed to enhance shareholder value.
Performance Shares	✓	✓	✓	Performance shares reward achievement of long-term performance objectives — payout is tied to seven performance metrics that are intended to enhance shareholder value and the payout is determined at the end of a three-year performance cycle.

Performance shares also encourage retention.

RSUs	✓	✓	✓	The value of RSUs is dependent upon share price appreciation, which reflects Company performance and enhances alignment with shareholder interests. Four-year vesting encourages retention.
Benefits	✓	✓	Our pension programs and deferred compensation program are designed to attract and retain talented executives.

Our change of control agreements provide alignment in change of control situations by removing job loss concern and promoting executive retention.

Because the Company offers limited perquisites, we do not believe that they are a material component of our compensation program. We provide them to attract and retain key management.

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Compensation Design

Pay at Risk.    The Company believes that a significant portion of each Named Executive Officer's total compensation opportunity should reflect both upside potential and downside risk. The illustrations below show how the Company views the allocation of the Named Executive Officers' compensation between guaranteed pay (base salary) and pay at risk (annual incentive plan, other cash incentives, performance shares, and RSUs).

2014 CEO Total Compensation

2014 Average for Other Named Executive Officers' Total Compensation

Risk-Taking.    The compensation program is designed to put pay at risk for performance but not encourage unacceptable risk-taking. The Committee evaluates the potential for unacceptable risk-taking in compensation design on an ongoing basis. We believe that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our risk-based decision-making. Material risk in our compensation design is mitigated in several ways:

•
earnings goals and award opportunities in our annual cash incentive programs are at levels intended to be challenging without the need to take inappropriate risks;

•
our long-term incentives consist of time-based RSUs that vest over a multi-year period and performance shares that are earned at the end of a three-year period, both of which provide upside potential and downside risk; moreover, the use of RSUs in our long-term incentive program mitigates the likelihood of risk-taking because RSUs, as opposed to stock options, for example, retain some value even in a depressed market;
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EXECUTIVE COMPENSATION
•
payouts are capped under the annual cash and long-term incentive plans at no more than twice the target amount of the award or the Base Grant;

•
more than one performance metric is used in our long-term performance share awards, and the award opportunities under our annual cash incentive program are based on multiple considerations, thereby minimizing the ability of the executive to manipulate results;

•
the stock components inherent in our long-term incentive program, combined with our stock ownership guidelines and retention requirements, align the interests of our executives with a goal of long-term appreciation of shareholder value; and

•
our program is consistent throughout the Company so that no one area or group is incentivized in a manner that would encourage risk-taking.

In addition, the Committee has reviewed the overall compensation program for the Company's employees and has concluded that its program is balanced and does not encourage imprudent risk-taking. Employee compensation generally consists of some or all of the compensation components described in this CD&A. Our Officer Stock Ownership and Retention Guidelines (the "Guidelines") prohibit our officers from pledging or hedging shares of Company common stock owned by them. Equity award agreements for our management employees contain a similar prohibition in respect of shares received by them under such awards.

2014 Compensation

Base Salary

The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. In considering individual salaries, the Committee reviews the scope of job responsibilities, individual contributions, business performance, retention concerns, and current compensation compared to market practices. In setting base salaries, the Committee also considers that base salary is used as the basis for calculating annual incentive awards. The base salaries for Messrs. Brandt, Hatfield, Falck and Schiavoni were within plus or minus 15% of the median of the benchmarking data and, based on competitive considerations, Mr. Edington's base salary was set above the 75th percentile.

In December of 2013, the Committee, based on the considerations set forth above, made the following adjustments to the base salaries of the following Named Executive Officers for fiscal year 2014:

NAME	2013 BASE SALARY ($)	2014 BASE SALARY ($)

Mr. Brandt	1,203,300	1,240,000
Mr. Hatfield	540,000	570,000
Mr. Falck	502,000	522,000
Mr. Schiavoni	485,000	525,000

Effective as of January 1, 2014, Mr. Edington's base salary increased from $925,000 to $950,000 pursuant to the 2012 Supplemental Agreement and effective as of September 30, 2014, Mr. Edington's base salary increased to $1,000,000 pursuant to the 2014 Supplemental Agreement. The 2012 Supplemental Agreement and the 2014 Supplemental Agreement are defined in the narrative disclosure accompanying the Summary Compensation Table and the

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Grants of Plan-Based Awards table. Effective as of June 19, 2014, Mr. Schiavoni's base salary increased to $600,000 in connection with his promotion to Executive Vice President and Chief Operating Officer at APS.

Annual Cash Incentives

The Committee approved the Pinnacle West 2014 Annual Incentive Award Plan (the "CEO Incentive Plan") in December 2013, which covered Mr. Brandt. Also in December 2013, acting on the recommendation of the Committee, the Board approved the APS 2014 Annual Incentive Award Plan (the "APS Incentive Plan"), which covered Messrs. Hatfield, Falck, and Schiavoni, and the APS 2014 Annual Incentive Award Plan for Palo Verde Employees (the "Palo Verde Incentive Plan"), which covered Mr. Edington. The APS Incentive Plan and the Palo Verde Incentive Plan are collectively referred to as the "APS Incentive Plans," and the APS Incentive Plans and the CEO Incentive Plan are collectively referred to as the "2014 Incentive Plans."

The award opportunity under the 2014 Incentive Plans for each of the Named Executive Officers was as follows:

Incentive Award Opportunity

NAME	EARNINGS (% OF BASE SALARY)	BUSINESS UNIT PERFORMANCE (% OF BASE SALARY)	TOTAL INCENTIVE OPPORTUNITY (% OF BASE SALARY)

Mr. Brandt:	Pinnacle West Earnings
Threshold	50.0		50.0
Target	100.0		100.0
Maximum	200.0		200.0
Mr. Hatfield:	APS Earnings	Corporate Resources Business Unit (Finance, Human Resources/Ethics and Information Technology)
Threshold	—	15.0	15.0
Target	30.0	30.0	60.0
Maximum	60.0	60.0	120.0
Mr. Edington:	APS Earnings	Palo Verde Business Unit
Threshold	—	16.25	16.25
Target	32.5	32.5	65.0
Maximum	65.0	65.0	130.0
Mr. Falck:	APS Earnings	Corporate Resources Business Unit (Legal)
Threshold	—	15.0	15.0
Target	30.0	30.0	60.0
Maximum	60.0	60.0	120.0
Mr. Schiavoni:	APS Earnings	Corporate Resources (Supply Chain, Resource Management and Sustainability), Transmission and Distribution, Fossil Generation, and Customer Service Business Units (1/4 each)
Threshold	—	17.5	17.5
Target	35.0	35.0	70.0
Maximum	70.0	70.0	140.0

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EXECUTIVE COMPENSATION

In addition to the specific business unit performance measures discussed below, the 2014 Incentive Plans allowed the Committee to consider shareholder value creation, customer service, financial strength, operating performance, and safety for the awards for the Named Executive Officers, and for Mr. Brandt's incentive, the Committee could also consider leadership effectiveness (collectively, the "General Performance Objectives"). The APS Incentive Plans also allow the Committee to make adjustments for individual performance.

In designing the 2014 Incentive Plans, the Committee set the target earnings level based on a reasonable range of expectations for the year, while taking into account prior year performance and economic conditions.

Earnings Components

EARNINGS PERFORMANCE MEASURE	2014 TARGETS		2014 RESULTS

Pinnacle West Earnings	Threshold: Target: Maximum:	$337 million $381 million $425 million	$381.9 million, or 102% (100% plus 2% of the potential earnings range between target and maximum)
APS Earnings	Threshold: Target: Maximum:	$344 million $388 million $432 million	$390.8 million, or 106% (100% plus 6% of the potential earnings range between target and maximum)

Under the terms of the 2014 Incentive Plans, impacts of unusual or non-recurring adjustments on actual earnings will be evaluated by the Committee, and ACC rate-related impacts are excluded. In considering the 2014 awards under the APS Incentive Plans, the Committee adjusted the APS earnings number to exclude the effect of the timing of an ACC decision related to the Four Corners cost recovery matter and to reflect certain costs incurred primarily for the benefit of APS and its customers but booked at Pinnacle West. The net effect of these adjustments was to reduce APS earnings from $421.2 million to $390.8 million for purposes of the 2014 awards. In considering the 2014 award under the CEO Incentive Plan, the Committee adjusted the Pinnacle West earnings number to reflect the exclusion of the timing effect of the ACC decision discussed above and to remove a $4.6 million loss on a sale of an investment asset because the initial investment was made prior to Mr. Brandt's appointment as Chairman of the Board and CEO of the Company. The net effect of these adjustments was to reduce Pinnacle West earnings from $397.6 million to $381.9 million for purposes of the 2014 CEO award.

The CEO Incentive Plan and the APS Incentive Plan provided that if the threshold earnings number is not met, no incentive payment will be awarded, regardless of business unit performance. The Palo Verde Incentive Plan provides that if the threshold earnings number is not met, no APS portion of the incentive payment will be awarded.

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Business Unit Components

The business unit performance measures were tied to the components of our Strategic Framework. Individual business unit measures that could be directly correlated to earnings were set at levels that, if achieved at target, would contribute to earnings being achieved at target. However, some of the measures, like safety and customer satisfaction, were not directly correlated to earnings, and were instead set with reference to prior year performance and a reasonable range of expectations of performance of comparable companies in our industry. The following tables disclose the performance targets, actual results, and the percentage of target performance achieved for the Corporate Resources, Palo Verde, Transmission and Distribution, Fossil Generation and Customer Service business units. Performance of the Corporate Resources business unit was responsible for 50% of the overall 2014 incentive target opportunity for Messrs. Hatfield and Falck, performance of the Palo Verde business unit was responsible for 50% of the overall 2014 incentive target opportunity for Mr. Edington, and the performance of the Corporate Resources, Transmission and Distribution, Fossil Generation and Customer Service business units were each weighted equally and, together comprised 50% of the overall 2014 incentive target opportunity for Mr. Schiavoni.

Business Unit Metrics Calculations.    The range of potential achievement for each business unit metric was zero to 200% of the target level. The percentages attributable to weighting in the tables below reflect the weight of each measure as a percentage of the applicable Named Executive Officer's 2014 incentive target opportunity. The percentage of target performance achieved reflects the comparison of our actual achievement of a particular measure for 2014 to the target established for that measure. In addition to a target level, some of the performance measures also provided for a threshold level (equal to 50% of target) and a maximum level (equal to 200% of target). Performance above the maximum level resulted in achievement of 200% of target. If performance fell between threshold and target or between target and maximum, linear interpolation was used to determine the actual percentage of target performance achieved. In addition, the Palo Verde Incentive Plan provided that Palo Verde's overall business unit performance was required to achieve at least 100% of the target level for 2014 before Mr. Edington could receive any payout under the APS earnings portion. The overall Palo Verde business unit performance for 2014 was 178% of target, so this hurdle requirement was met.

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EXECUTIVE COMPENSATION

Mr. Hatfield's business unit performance metrics (50% of the overall opportunity) were as follows:

CORPORATE RESOURCES PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Finance Performance Measures — 16.68%:
Employees — 4.17%	Human Performance Event Clock Resets (4.17%)	8	5	200%
Operational Excellence — 8.34%	Finance & Admin. Total Cost as % of Operating Agent Revenues (4.17%)	0.95%	0.92%	200%
	Average of All Four Business Unit Results (4.17%)(1)	100%	158%	158%
Shareholder Value — 4.17%	Operating and Maintenance Budget (4.17%)	Budget	> 2.0% Under Budget	200%
Finance Results				190%
Human Resources/Ethics Performance Measures — 16.68%:
Employees — 4.17%	Human Performance Event Clock Resets (4.17%)	8	5	200%
Operational Excellence — 8.34%	Human Resources Cost per Employee (4.17%)	Budget	5.6% < Budget	200%
	Average of All Four Business Unit Results (4.17%)(1)	100%	158%	158%
Shareholder Value — 4.17%	Operating and Maintenance Budget (4.17%)	Budget	> 2.0% Under Budget	200%
Human Resources/Ethics Results				190%
Information Technology Performance Measures — 16.67%:
Employees — 4.17%	OSHA Recordable Incidents (1.67%)	1	1	200%
	Human Performance Event Clock Resets (2.50%)	8	5	200%
Operational Excellence — 8.33%	Capital Project Execution (1.67%)	80%	83%	130%
	Project Delivery Performance (3.33%)	75%	89%	200%
	Average of All Four Business Unit Results (3.33%)(1)	100%	158%	158%
Shareholder Value — 4.17%	Operating and Maintenance Budget (4.17%)	Budget	> 2% Under Budget	200%
Information Technology Results				185%
Overall Hatfield Incentive Result				188%

(1)
The average for all four business units — Customer Service, Transmission and Distribution, Fossil Generation and Palo Verde — results are included in each of the Corporate Resources areas overseen by Mr. Hatfield and reflected as such in the table above. The weight of this metric for Mr. Hatfield emphasizes the goal of the various Corporate Resources areas in supporting the Company's business units.
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EXECUTIVE COMPENSATION

Mr. Falck's business unit performance metrics (50% of the overall opportunity) were as follows:

CORPORATE RESOURCES PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Employees — 12.50%	Human Performance Event Clock Resets (12.50%)	8	5	200%
Operational Excellence — 25.00%	Critical Legal Outcomes (12.50%)	8	8	100%
	Average of all Business Units Results (12.50%)	100%	158%	158%
Shareholder Value — 12.50%	Operating and Maintenance Budget — Corporate Resources (12.50%)	Budget	> 2.0% Under Budget	200%
Overall Falck Incentive Result				165%

Mr. Edington's business unit performance metrics (50% of the overall opportunity) were as follows:

PALO VERDE PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Employees — 11.25%	Reactivity Management (1.50%)	94	96.5	200%
	Site Safety (2.50%)	5 G/W; no Red	6 G/W	200%
	Operations Training Accreditation (3.50%)	Split Vote	Unanimous Vote	200%
	Total Industrial Safety Accidents Reported (2.50%)	≤ 0.02	0.03	75%
	Collective Radiation Exposure (1.25%)	75	61	200%
Operational Excellence — 15.00%	Site Capacity Factor (10.00%)	91%	93.7%	200%
	Spring Outage (2.50%)	≤ 31 Days	28.92 Days	200%
	Fall Outage (2.50%)	≤ 31 Days	31.75 Days	63%
Performance Improvement — 13.75%	Equipment Reliability Index (2.50%)	89	95	200%
	Corrective Action Performance Scorecard (2.50%)	7 G/W; no Red	8 G/W	200%
	Site Clock Resets (Less Safety) (2.50%)	2	2	100%
	Site Operational Focus Indicator (3.75%)	7	8	200%
	Continuous Improvement Process (2.50%)	450	717	200%
Shareholder Value — 10.00%	Operating and Maintenance Budget (7.50%)	≤ Budget	0.7% < Budget	183%
	Capital Budget (2.50%)	≤ Budget	0.7% < Budget	180%
Overall Edington Incentive Result				178%

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EXECUTIVE COMPENSATION

Mr. Schiavoni's business unit performance metrics (50% of the overall opportunity) were as follows:

PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Corporate Resources Business Unit — 12.50%:
Business Area	Supply Chain (4.17%)	100%	190%	190%
Performance — 12.50%	Sustainability (4.17%)	100%	177%	177%
	Resource Management (4.16%)	100%	187%	187%
	COO Corporate Resources Business Unit Results			185%
Transmission and Distribution Business Unit — 12.50%:
Employees — 3.12%	OSHA Recordable Incidents (1.87%)	19	19	100%
	Human Performance Event Clock Resets (1.25%)	38	34	157%
Operational Excellence — 7.51%	System Average Interruption Duration Index (SAIDI) — All Weather (3.13%)	69	68	125%
	System Average Interruption Frequency Index (SAIFI) — All Weather (3.13%)	0.75	0.74	125%
	Capital Project Execution (1.25%)	80%	94.5%	200%
Shareholder Value — 1.87%	Operating and Maintenance Budget (1.87%)	Budget	1.9% < Budget	195%
	COO Transmission and Distribution Business Unit Results			132%
Customer Service Business Unit — 12.50%:
Employees — 2.50%	OHSA Recordable Incidents (2.50%)	3	3	100%
Operational Excellence — 2.50%	Number of ACC Complaints Substantiated (2.50%)	13	10	200%
Environmental Stewardship — 1.25%	Number of Customers with Paperless Billing (1.25%)	291,000	299,196	200%
Customers and Communities — 3.12%	Customer Contact Survey (0.62%)	84%	88.5%	200%
	Customer Satisfaction Survey (1.25%)	82%	85%	200%
	JD Power Residential IOU Survey (1.25%)	1st Quartile Ranking	1st Quartile Ranking	200%
Shareholder Value — 3.13%	Operating and Maintenance Budget (3.13%)	Budget	1.1% < Budget	159%
	COO Customer Service Business Unit Results			170%

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PERFORMANCE MEASURES AND WEIGHTING	MEASURE	TARGET	ACTUAL RESULTS	% OF TARGET PERFORMANCE ACHIEVED

Fossil Generation Business Unit — 12.50%:
Employees — 2.50%	OHSA Recordable Incidents (2.50%)	9	6	200%
Operational Excellence(2) — 6.41%	Varies by Plant/Engineering (6.41%)	100%	140%	140%
Shareholder Value — 2.34%	Net Operating Expense (2.34%)	Budget	0.2% < Budget	110%
Environmental Stewardship — 1.25%	Reportable Environmental Incidents — Plants only (1.25%)	8	5	200%
Fossil Generation Business Unit Results				152%
Overall COO Incentive Result				160%

(2)
This performance measure consists of 23 measures across seven plants and an engineering group, none of which were responsible for more than 1% of Mr. Schiavoni's total opportunity. The primary purpose of these measures is to determine incentive compensation for the employees at the plants and in the engineering group.

The following chart summarizes the target and maximum award opportunities and the actual amount awarded to each of the Named Executive Officers:

Summary of 2014 Incentive Awards

NAME	TARGET AWARD OPPORTUNITY ($)	MAXIMUM AWARD OPPORTUNITY ($)	ACTUAL AWARD AMOUNT ($)	ACTUAL AMOUNT AS A PERCENT OF TARGET (%)

Mr. Brandt	1,240,000	2,480,000	1,852,560	149
Mr. Hatfield	342,000	684,000	502,603	147
Mr. Edington	650,000	1,300,000	923,975	142
Mr. Falck	313,200	626,400	423,697	135
Mr. Schiavoni	420,000	840,000	558,031	133

Under the CEO Incentive Plan, the threshold incentive (50% of base salary) is earned when the threshold earnings level is reached. Mr. Brandt's additional incentive opportunity is based on the achievement of earnings in excess of the threshold amount. Pinnacle West's earnings of $381.9 million would have resulted in an overall incentive award for Mr. Brandt of $1,264,800, before consideration of any adjustments for the General Performance Objectives. The Committee determined it should further consider the General Performance Objectives in determining Mr. Brandt's award in light of his leadership in guiding the business units to strong performance results. Accordingly, the Committee exercised discretion and based the portion of Mr. Brandt's incentive pay in excess of the threshold amount on both actual 2014 Pinnacle West earnings achieved and the average of the performance of each of the business units as measured by the metrics discussed in the prior tables. The resulting overall incentive award for Mr. Brandt was $1,852,560 or 149% of target.

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EXECUTIVE COMPENSATION

Under the APS Incentive Plans, the calculated incentive award was proportional to the actual earnings achieved and begins when earnings exceed the threshold performance level. APS's earnings of $390.8 million exceeded both the threshold and target earnings levels. Under the APS Incentive Plans, the earnings achievement combined with the applicable business unit performance results resulted in the indicated incentive awards, without further adjustment for individual performance, for Messrs. Edington, Falck, Hatfield and Schiavoni.

APS adopted the 2014 Palo Verde Specific Compensation Opportunity, which provided Mr. Edington the opportunity to receive an amount of up to $125,000 upon the achievement of the following Palo Verde operational and performance targets: successful INPO accreditation in six operations training programs; the achievement of a site capacity factor greater than 92%; no substantive cross-cutting issues existing by the end of 2014; and no NRC colored findings by the end of 2014. All of the metrics were achieved, and as such, Mr. Brandt awarded Mr. Edington $125,000.

Long-Term Incentives

The Company currently uses two types of equity grants: performance shares and RSUs. In 2014, awards consisted of 55% performance shares and 45% RSUs to further focus the equity awards on the achievement of specific multi-year performance goals. The 2014 grants to the Named Executive Officers were as follows:

NAME	PERFORMANCE SHARES (#)	RSUs (#)	TOTAL SHARES (#)	TOTAL VALUE(1) ($)

Mr. Brandt	42,122	34,464	76,586	4,199,976
Mr. Hatfield	7,522	6,160	13,682	750,320
Mr. Edington	5,014	4,104	9,118	500,031
Mr. Falck	7,522	6,160	13,682	750,320
Mr. Schiavoni	7,522	6,160	13,682	750,320

(1)
Based on the closing price of Pinnacle West common stock on the date of grant of $54.84 per share and the 2014 Performance Shares valued at 100% of the Base Grant, as defined below.

To determine the amount of performance share and RSU awards, the Committee first establishes a target compensation value for each officer that it wants to deliver through long-term equity award opportunities. The Committee considers various factors, including the retention value of the total compensation package, the long-term equity component in light of the competitive environment, and individual performance. The Committee also considers target value in light of the Company's achievement of earnings targets and overall performance. Once the target value is established, the Committee determines the number of shares subject to the awards by reference to the then-current market value of the Company's common stock and then allocates 55% of the awards to performance shares and 45% of the awards to RSUs.

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Performance Shares.    We granted performance shares to our Named Executive Officers in February 2014 for a three-year performance period (the "2014 Performance Shares").

The following graph illustrates how the 2014 Performance Shares work:

The Committee grants each award recipient a specified number of performance shares, which is considered the "Base Grant." The maximum award opportunity is 200% of the Base Grant. The 2014 Performance Shares have two distinct elements — TSR and six operational performance metrics. The TSR metric provides a well-understood linkage to overall shareholder return. The operational performance metrics provide a clear line of sight to factors in the utility industry that drive management performance to increase earnings. We believe that the combination of these two elements in the same equity award provides a mix of motivations for performance that is superior to utilizing all of one element or the other.

50% of the Base Grant

IF THE COMPANY'S TSR OVER THE PERFORMANCE PERIOD AS COMPARED TO THE TSR OF THE COMPANIES IN THE S&P 1500 SUPER COMPOSITE ELECTRIC UTILITY INDEX (THE "INDEX") IS:	THE NUMBER OF PERFORMANCE SHARES WILL BE:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

TSR is the measure of a company's stock price appreciation plus any dividends paid during the performance period. We believe using TSR strengthens the link between officer performance and shareholder return. Additionally, TSR is the most prevalent long-term incentive metric used among the Peer Group. We anticipate that the common stock payout, if any, related to this element will be made in February 2017.

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EXECUTIVE COMPENSATION

50% of the Base Grant

IF THE COMPANY'S AVERAGE PERFORMANCE WITH RESPECT TO THE PERFORMANCE METRICS IS:	THE NUMBER OF PERFORMANCE SHARES WILL BE:

90th Percentile or Greater	100% of the Base Grant
75th Percentile	75% of the Base Grant
50th Percentile	50% of the Base Grant
25th Percentile	25% of the Base Grant
Less than 25th Percentile	None

The Company's "Average Performance" with respect to the metrics listed below will be the average of the Company's percentile ranking for each of these metrics during each of the three years of the performance period:

•
the J.D. Power Residential National Large Segment Survey for investor-owned utilities percentile ranking of the Company relative to other participating companies;

•
the Company's percentile ranking based on customer reliability results relative to other companies reported in the Edison Electric Institute ("EEI") data;

•
the Company's ranking for a customer-to-employee improvement ratio, based on data provided by SNL Financial ("SNL"), an independent third-party data system, relative to other companies reported in the SNL data;

•
the Company's percentile ranking based on the OSHA rate (All Incident Injury Rate) relative to other companies reported in the EEI data;

•
the Company's percentile ranking based on nuclear generation capacity factors relative to other companies reported in the SNL data; and

•
the Company's percentile ranking based on coal generation capacity factors relative to other companies reported in the SNL data.

The metrics selected encompass performance inclusive of all departments and are direct indicators of key business performance success. The metrics can be readily benchmarked and will provide a clear barometer of top-tier performance excellence. We believe a focus on these performance metrics over a three-year period aligns long-term compensation with key operational goals, thereby enhancing overall Company performance. We anticipate that the common stock payout, if any, related to this performance element will be made in October 2017.

The recipient must remain employed with the Company throughout the performance period, unless the recipient meets any of the following exceptions. In the case of the recipient's retirement while qualifying for Early Retirement or Normal Retirement (the "Retirement Qualified Employee") under the Pinnacle West Capital Corporation Retirement Plan (the "Retirement Plan"), the employee is deemed to have been employed through the end of the performance period. In the case of the recipient's retirement after reaching age 60 with five years of service, but not otherwise qualifying for Early Retirement or Normal Retirement under the Retirement Plan (a "Late Career Employee"), any performance share payout will vest pro-rata based on the number of days the recipient was employed during the performance period compared to the

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total number of days in the period. In the event the recipient is terminated for cause (regardless of the recipient's retirement date), the recipient shall not be deemed to have been employed through the end of the performance period and will forfeit the right to receive any payout. In the event of the death or disability of a Retirement Qualified Employee or a Late Career Employee, the employee is deemed to have been employed through the end of the performance period. In the event the recipient's employment is terminated without cause during the performance period, the CEO in his discretion and with the Committee's approval may determine if, to what extent, and when, any unvested portion of the grant may vest. The 2014 Performance Shares also contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

A recipient of performance shares will receive additional shares of common stock equal to the amount of dividends that the recipient would have received had the recipient directly owned the shares from the date of grant to the date of payment, plus interest on such dividends at the rate of 5% per annum, compounded quarterly, divided by the fair market value of one share of stock on the date of the stock payout. This common stock is paid out when and only if the related common stock payout is made. The 2014 Performance Shares are not included in calculating pension benefits.

If a change of control occurs, immediately prior to the change of control, the performance shares will convert to either cash or RSUs payable in stock, at the election of the recipient, and shall immediately vest. In converting the performance shares, the recipient will receive the number of shares of stock or the cash equivalent that would have been earned at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. The dividend equivalent awards will be paid in cash or stock as determined in accordance with the applicable award agreement. However, prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of the recipient shall not apply to specified awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board reasonably concludes in good faith, that: (1) recipients holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control, (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (2) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards.

The 2014 Performance Shares are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table. In 2011, the Committee granted performance shares to the Named Executive Officers, based on the same performance metrics as the 2014 grant. For the three-year period ended December 31, 2013, our TSR percentile was 47.6 compared to the Index. For the same period, our Average Performance percentile with respect to the performance metrics was 77.2 compared to the companies included in the performance metrics. The actual payout to each Named Executive Officer is identified in the Option Exercises and Stock Vested table.

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RSUs.    We granted RSUs to our Named Executive Officers in February 2014. RSUs are incentive awards that vest in equal 25% installments over four years if the award recipient remains employed by the Company or one of its subsidiaries. Each RSU represents the fair market value of one share of our common stock on the applicable vesting date, and the value rises and falls with the Company's stock price. Since a portion of multiple RSU awards may vest each February, the Committee selected February 20 as the vesting date for all RSUs as an administrative convenience. The following graph illustrates how the 2014 RSUs work:

The 2014 RSUs are payable at the election of the participant made shortly after the date of the initial grant, either 100% in stock or 50% in cash and 50% in stock and will vest each February 20 in an amount equal to the number of RSUs vesting on such date multiplied by the closing price of a share of our common stock on that date. If a Retirement Qualified Employee retires, the RSUs will fully vest and will be payable on the dates and in the percentages specified in the vesting schedule. If a Retirement Qualified Employee or a Late Career Employee dies or becomes disabled before the end of the vesting period, any outstanding RSUs will fully vest and will be payable no later than March 15 of the year following the year in which the event occurs. If a Late Career Employee retires, the recipient will receive a pro-rata payout of the portion that would have released on the next vesting date based on the number of days the recipient was employed from the last vesting date. In the event a recipient is terminated for cause, any award the recipient would otherwise be entitled to receive following the date of termination is forfeited. In the event a recipient is terminated without cause, the CEO in his discretion and with the Committee's approval may determine if, and to what extent, any unvested portion of the grant will vest. See the discussion in the narrative disclosure to the Summary Compensation Table and the Grants of Plan-Based Awards table regarding the vesting of the 2014 RSU grant for Mr. Edington.

The RSUs accrue dividend rights on the vested RSUs, equal to the amount of dividends that the participant would have received had the participant directly owned stock equal to the number of vested RSUs from the date of grant to the date of payment, plus interest at the rate of 5% per annum, compounded quarterly, with such amount paid either 100% in stock or 50% in cash and 50% in stock. The RSUs are not included in the calculation of pension benefits. Subject to Board discretion, as discussed with respect to the performance shares, if a change of control occurs, immediately prior to the change of control, the time-based restriction imposed on the RSUs and the risk of forfeiture will lapse and all RSUs shall become immediately payable and shall be paid in stock or cash, in accordance with the terms of the applicable award agreement. The RSUs contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

The 2014 RSUs are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table. RSUs granted in previous years that vested in 2014 are identified in the Option Exercises and Stock Vested table.

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Benefits

Pension Programs.    The Named Executive Officers participate in the Retirement Plan and the Supplemental Excess Benefit Retirement Plan (the "Supplemental Plan"). We describe these plans in more detail under "Discussion of Pension Benefits." The Company believes that the pension programs are important recruitment and retention tools.

Deferred Compensation Program.    The Company offers to its executive officers the ability, if the officer so chooses, to participate in a deferred compensation program. We describe our deferred compensation program in more detail under "Discussion of Nonqualified Deferred Compensation." We offer our deferred compensation program because the Committee believes that it is standard market practice to permit officers to defer some portion of their cash compensation. However, we generally consider the value in the deferred compensation plan to be the participant's own money and do not give this amount significant weight in making compensation decisions. Discretionary credits under the deferred compensation plan for Messrs. Falck and Edington are discussed under the heading "Discussion of Nonqualified Deferred Compensation" and for Mr. Edington, under the narrative disclosure to the Summary Compensation Table and Grants of Plan-Based Awards table.

Change of Control Agreements.    The Company maintains Key Executive Employment and Severance Agreements (the "Change of Control Agreements") for our officers, including the Named Executive Officers. Similar to our deferred compensation programs, Change of Control Agreements do not have a significant impact on compensation design. However, in setting annual incentives, we do consider that the change of control payment, if triggered, would be based on the average of the incentives for the prior four years. We discuss our Change of Control Agreements in more detail under "Potential Payments upon Termination or Change of Control." Our Change of Control Agreements are "double trigger" agreements that provide severance benefits if, during a specified period following a change of control, the Company terminates an employee without "cause" or the employee terminates employment "for good reason." We believe that the possibility of strategic transactions or unsolicited offers creates job uncertainty for executives, and that the Change of Control Agreements are effective tools to provide incentives for executives to stay with the Company in light of these uncertainties. In addition, we believe that if the agreements are appropriately structured, they do not deter takeovers or disadvantage shareholders. Each agreement is terminable on notice given six months prior to each anniversary of the agreement.

In May 2009, in connection with a review of its executive compensation practices, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended Change of Control Agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable on change of control payments may be included in executives' contracts, but even in those circumstances, the excise tax gross-ups will be limited to payments triggered by both a change of control and termination of employment and will be subject to a three-year sunset provision.

Perquisites.    We have had a long-standing practice of providing only limited perquisites to our executive officers. We describe our perquisites paid to each of the Named Executive Officers in footnote 4 to the Summary Compensation Table.

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EXECUTIVE COMPENSATION

Taxation and Accounting Considerations Regarding Executive Compensation

Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as "performance-based" under rules set forth in the Internal Revenue Code (the "Code"). The Company does not use the deduction as a justification for awarding compensation below $1 million. To the extent the awards do exceed $1 million, the Company believes that it is in the shareholders' best interests to not only consider what components qualify for the deduction, but also preserve flexibility in designing a compensation program. For example, the RSUs described above do not qualify as performance-based compensation under the applicable tax provisions. The Committee and the Board may weigh the tax and accounting consequences of the total compensation program and the individual components of compensation when setting total compensation and determining the individual elements of an officer's compensation package. However, the Committee and the Board do not routinely apply the tax-deductibility rules to limit what they determine otherwise to be necessary and appropriate compensation awards.

Stock Ownership and Retention Guidelines

We believe that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in our stock price, helps to ensure that officers have a stake similar to that of our shareholders. Stock ownership guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

The Company's Guidelines are based on the officer's position and his or her base salary. The ownership requirements are shown below in respect of the indicated officer position:

OFFICER	MULTIPLE OF BASE SALARY

Chief Executive Officer	4 times Base Salary
APS President and all Executive and Senior Vice Presidents	2 times Base Salary
All other Vice Presidents and Officers	1 times Base Salary

Each officer is expected to meet his or her ownership requirement within five years following the later of January 2010 or such officer's election (the "Phase-in Period"). In the event of (1) a promotion or a change in these Guidelines that would cause the officer to move into a higher multiple level or (2) a base salary increase of more than 20% over the officer's previous base salary, an officer will have an additional three years to meet his or her applicable ownership requirement.

The types of ownership arrangements counted toward the Guidelines are: common stock, whether held individually, jointly, or in trust with or for the benefit of an immediate family member; shares issued upon the vesting of RSUs or the payout of performance shares; and unvested RSUs to the extent they will result in the issuance of common stock to the officer.

Officers may not sell or otherwise transfer ("Dispose") any shares of Company stock received by them pursuant to any of the Company's compensation or benefit programs (net of shares sold or surrendered to meet tax withholding or exercise requirements) until his or her ownership requirement has been met. Thereafter, the officer may Dispose of any shares to the extent such transaction would not cause the officer's share ownership to fall below his or her applicable

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requirement. The retention requirement applies both during and after the Phase-in Period. In addition, officers may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock whether or not his or her ownership requirement has been met. This restriction extends to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. If the officer does not attain compliance with his or her ownership requirement by the end of the Phase-in Period, any subsequent grants of equity compensation to such officer will be payable solely in shares of stock until the ownership requirement is met. Under the Guidelines, the CEO may grant exceptions for hardship and other special circumstances.

All of the Named Executive Officers are in compliance with the Guidelines.

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Summary Compensation Table

The following table provides information concerning the total compensation earned or paid to the Company's Named Executive Officers:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Donald E. Brandt,	2014	1,240,000	0	4,199,976	1,852,560	2,009,011	26,729	9,328,276
Chairman of the Board,	2013	1,203,300	0	4,000,235	1,893,994	1,020,892	26,344	8,144,765
President and CEO of	2012	1,146,000	0	7,100,295	1,795,782	1,391,623	26,644	11,460,344
the Company and APS

James R. Hatfield,	2014	570,000	0	750,320	502,603	465,143	24,050	2,312,116
Executive Vice	2013	540,000	0	700,005	485,611	347,743	23,621	2,096,980
President and Chief Financial Officer of the Company and APS	2012	515,000	0	500,260	392,715	319,091	24,582	1,751,648

Randall K. Edington,	2014	960,511	0	500,031	1,050,775	2,130,198	1,072,586	5,714,101
Executive Vice	2013	925,000	0	500,208	814,505	96,488	21,708	2,357,909
President and Chief	2012	900,000	0	500,260	716,775	2,990,713	4,021,498	9,129,246
Nuclear Officer, APS

David P. Falck,	2014	522,000	0	750,320	423,697	419,745	278,991	2,394,753
Executive Vice	2013	502,000	0	700,005	454,059	303,367	28,764	1,988,195
President and General Counsel of the Company and APS	2012	487,000	0	700,098	354,171	249,667	28,771	1,819,707

Mark A Schiavoni,	2014	563,958	0	750,320	558,031	424,749	27,419	2,324,477
Executive Vice President and Chief Operating Officer, APS	2013	485,000	0	700,005	446,219	275,670	25,373	1,932,267

(1)
This column reflects the aggregate grants of performance shares and RSUs, which are discussed under "2014 Compensation — Long-Term Incentives" in the CD&A and which are shown by individual grant on the Grants of Plan-Based Awards table. This column represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in our valuations are set forth in Note 15 of the Notes to Consolidated Financial Statements in the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "2014 Form 10-K"). These amounts are allocated between the various equity grants as follows:

NAME	RSUs ($)	PERFORMANCE SHARES ($)

Mr. Brandt	1,890,006	2,309,970
Mr. Hatfield	337,814	412,506
Mr. Edington	225,063	274,968
Mr. Falck	337,814	412,506
Mr. Schiavoni	337,814	412,506

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The amounts included in the Summary Compensation Table for the 2014 Performance Shares, based on the probable outcome at the time of the grant, assume that the 2014 Performance Shares will be paid at 100% of the Base Grant. The 2014 Performance Shares amounts are calculated as follows:

NAME	GRANT NUMBER OF PERFORMANCE SHARES (#)	AWARD VALUE REFLECTED IN TABLE ($)	MAXIMUM AWARD VALUE ($)

Mr. Brandt	42,122	2,309,970	4,619,941
Mr. Hatfield	7,522	412,506	825,013
Mr. Edington	5,014	274,968	549,936
Mr. Falck	7,522	412,506	825,013
Mr. Schiavoni	7,522	412,506	825,013

There were no forfeitures in 2014.

(2)
These amounts represent the payments described under "2014 Compensation — Annual Cash Incentives" in the CD&A and, with respect to Mr. Edington, $1,800 for incentive payments received in connection with the outage incentive plans for the 2013 Fall and 2014 Spring and Fall refueling outages for Palo Verde Units 3, 2 and 1, respectively (collectively, the "Refueling Outages").

(3)
The amounts in this column for 2014 consist of: (i) the estimated aggregate change in the actuarial present value from December 31, 2013 to December 31, 2014 of each of the Named Executive Officer's accumulated benefits payable under all defined benefit and actuarial pension plans (including supplemental plans and employment agreements) as follows: Mr. Brandt — $1,952,099 (Mr. Brandt is currently eligible for retirement at a reduced retirement benefit; however, this amount represents the amount he would be entitled to receive at age 65, at which time he would receive the full retirement benefit); Mr. Hatfield — $460,459; Mr. Edington — $1,981,827; Mr. Falck — $399,451; and Mr. Schiavoni — $411,891; (ii) the above-market portion of interest accrued under the deferred compensation plan as follows: Mr. Brandt — $56,912; Mr. Hatfield — $4,684; Mr. Edington — $148,371; Mr. Falck — $20,294; and Mr. Schiavoni  — $12,858. We describe the special agreements we have with Mr. Edington regarding his benefits in the narrative disclosure accompanying this Summary Compensation Table and the Grants of Plan-Based Awards table. The actuarial present value provided in this footnote is comprised of certain assumptions, two of which, the discount rate and the mortality assumption, changed for the Company from December 31, 2013 to December 31, 2014. The effect of the change in discount rate and mortality assumption was to increase the actuarial present value from December 31, 2013 to December 31, 2014 of each of the Named Executive Officers by the following amounts: Mr. Brandt — $439,152; Mr. Hatfield — $35,175; Mr. Edington — $1,153,310; Mr. Falck — $56,400; and Mr. Schiavoni — $56,796.
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(4)
The amounts in this column include the following amounts for each of the Named Executive Officers for 2014:

Mr. Brandt:
• Company's contribution under the 401(k) plan	11,556
• Perquisites and personal benefits consisting of a car allowance, annual physical, and financial planning	15,173

Mr. Hatfield:
• Company's contribution under the 401(k) plan	11,700
• Perquisites and personal benefits consisting of a car allowance, annual physical, and financial planning	12,350

Mr. Edington:
• Company's contribution under the 401(k) plan	11,700
• Perquisites and personal benefits consisting of a car allowance and financial planning	10,886
• Vested 2012 Edington DCP Discretionary Credits discussed in the narrative disclosure to the Summary Compensation Table and Grants of Plan-Based Awards table	1,050,000

Mr. Falck:
• Company's contribution under the 401(k) plan	11,700
• Perquisites and personal benefits consisting of a car allowance, annual physical, and financial planning	17,291
• Vested portion of the Falck DCP Discretionary Credits discussed under the heading "Discussion of Nonqualified Deferred Compensation"	250,000

Mr. Schiavoni:
• Company's contribution under the 401(k) plan	11,284
• Perquisites and personal benefits consisting of a car allowance, annual physical, and financial planning	16,135
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Grants of Plan-Based Awards

NAME	GRANT DATE(1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($)

		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Donald E. Brandt		620,000	1,240,000	2,480,000
	02/18/2014(4)				21,061	42,122	84,244		2,309,970
	(PS)
	02/18/2014(5)							34,464	1,890,006
	(RSU)

James R. Hatfield		1,710	342,000	684,000
	02/18/2014(4)				3,761	7,522	15,044		412,506
	(PS)
	02/18/2014(5)							6,160	337,814
	(RSU)

Randall K. Edington		4,063	650,000	1,300,000
	02/18/2014(4)				2,507	5,014	10,028		274,968
	(PS)
	02/18/2014(5)							4,104	225,063
	(RSU)
		1(6)	125,000(6)	125,000(6)
			1,200(7)
			1,200(7)

David P. Falck		1,566	313,200	626,400
	02/18/2014(4)				3,761	7,522	15,044		412,506
	(PS)
	02/18/2014(5)							6,160	337,814
	(RSU)

Mark A. Schiavoni		2,100	420,000	840,000
	02/18/2014(4)				3,761	7,522	15,044		412,506
	(PS)
	02/18/2014(5)							6,160	337,814
	(RSU)

(1)
In this column the abbreviation "PS" means performance share awards and "RSU" means restricted stock unit awards.

(2)
As required by SEC rules, the "Estimated Possible Payouts" represent the "threshold," "target," and "maximum" payouts the Named Executive Officers were eligible to receive under the 2014 Incentive Plans, although any awards were subject to the discretion of the Committee. The actual awards paid to the Named Executive Officers under the 2014 Incentive Plans are disclosed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. With respect to Messrs. Hatfield, Falck and Schiavoni, the minimum amount each officer would have been eligible to receive was calculated based on earnings achieving 1% and no achievement of any of the business unit performance metrics. The minimum amount Mr. Edington would have been eligible to receive was calculated based on the business unit performance metrics achieving 1% and no achievement of the earnings metric. See "2014 Compensation — Annual Cash Incentives" in the CD&A for additional information about the 2014 Incentive Plans.

(3)
The amount in this column represents the full grant date fair value for financial reporting purposs for the 2014 Performance Shares and RSUs. We describe the 2014 Performance Shares and RSUs under "2014 Compensation — Long-Term Incentives" in the CD&A.
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(4)
This amount represents the 2014 Performance Shares described under "2014 Compensation — Long-Term Incentives — Performance Shares" in the CD&A. In accordance with SEC rules, we valued the awards based on the probable outcome at the time of the grant, which assumes the grant will be paid at 100% of the Base Grant and, in accordance with FASB ASC Topic 718, the closing stock price on the date of the grant. There were no forfeitures in 2014.

(5)
This amount represents the 2014 RSU awards described under "2014 Compensation — Long-Term Incentives — RSUs" in the CD&A. In accordance with FASB ASC Topic 718, we valued the RSUs using the number of RSUs awarded multiplied by the closing stock price on the date of the grant. There were no forfeitures in 2014.

(6)
This amount represents the dollar value of the 2014 Palo Verde Specific Compensation Opportunity described under "2014 Compensation — Annual Cash Incentives" in the CD&A. The actual amount paid to Mr. Edington is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(7)
These amounts represent the payout opportunity under the outage incentive plans for the Refueling Outages. These incentive plans do not provide for a threshold or maximum payment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards table, and for discussions regarding the formulas or criteria to be applied in determining the amounts payable, vesting schedules, and the treatment of dividends.

The Company does not have formal employment agreements with its Named Executive Officers; however, we typically enter into offer letters with new executive officers. Deferred compensation credits granted to Mr. Falck are discussed under the heading "Discussion of Nonqualified Deferred Compensation."

APS and Mr. Edington executed an offer letter dated December 20, 2006. The remaining portions of that letter still in effect are lifetime medical coverage for Mr. Edington and his spouse and a total pension benefit (including the benefit due under the Company's qualified plan, general non-qualified plan, and the 2008 Agreement discussed below) that will accrue at 10% per year, up to a maximum of 60%, and which benefit vested in January 2012. The percentage is applied to his final average wage (highest 3 years in the final 10 years of employment and includes both base salary and annual incentives) to determine his lifetime benefit. In addition, retention units granted to him in January 2007 are also included in the calculation of pension benefits. The vested pension benefit will be paid to Mr. Edington in two forms: one-half of the benefit will be paid to him in a lump sum; and the second half of the benefit will be paid in a 100% joint and survivor annuity. Mr. Edington's offer letter also provides that he will participate in specific Palo Verde annual incentive opportunities. The specific incentive opportunity for 2014 is set forth in the CD&A under "2014 Compensation — Annual Cash Incentives."

In recognition of Mr. Edington's significant contributions to Palo Verde's improvement since he joined APS in early 2007 and his critical role in returning Palo Verde to long-term excellence, on July 18, 2008, APS and Mr. Edington entered into a letter agreement (the "2008 Agreement"). No part of that agreement is still in effect.

In December 2008, APS and Mr. Edington entered into a supplemental agreement further defining Mr. Edington's pension benefits as set forth in the December 20, 2006 letter.

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In June 2012, the Committee approved a supplemental agreement for Mr. Edington in order to incentivize the retention of his critical skills and nuclear expertise (the "2012 Supplemental Agreement"). This agreement provides:

•
Mr. Edington's base salary increased to $900,000 effective January 1, 2012, increased to $925,000 effective January 1, 2013, and increased to $950,000 effective January 1, 2014;

•
the Company has provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $350,000 as of January 1, 2012; $350,000 as of January 1, 2013; and $350,000 as of January 1, 2014. The discretionary credits vested on December 31, 2014, and will be payable over a 10-year period following his termination of employment (the "2012 Edington DCP Discretionary Credits");

•
as of December 31, 2013, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement increased by an amount equal to 5% of the benefit otherwise payable; and as of December 31, 2014, the supplemental pension benefit increased by an amount equal to 10% (inclusive of the preceding 5% increase) of the benefit otherwise payable;

•
if Mr. Edington terminates his employment after December 31, 2014, within six months thereafter decides to relocate from Arizona, and is unable to recover the original purchase price on the sale of his residence in Arizona (after making reasonable efforts to do so), the Company will purchase his home for the original purchase price. The Company will then resell the home, so the Company's financial exposure, if any, will be the difference between the sales price and the original purchase price. The Company believes the terms of this home purchase arrangement, including its conditions, appropriately balance the desire to retain Mr. Edington's services compared to the modest economic exposure to the Company, if any; and

•
RSUs awarded to Mr. Edington in 2011 and 2012 were amended to provide that they will vest in full on Mr. Edington's retirement if it occurs on or after December 31, 2014.

Consistent with Mr. Edington's 2011 and 2012 RSU grants, the 2013 and 2014 RSU grants will vest in full upon Mr. Edington's retirement since he was employed with the Company on and after December 31, 2014.

In October 2014, the Committee approved a supplemental agreement for Mr. Edington that provides for additional compensation terms supplemental to those set forth in the 2012 Supplemental Agreement to incentivize the retention of his critical skills and nuclear expertise (the "2014 Supplemental Agreement"). This agreement provides:

•
Mr. Edington's base salary increased to $1,000,000 effective September 30, 2014, increased to $1,050,000 effective January 1, 2015 and will increase to $1,100,000 effective January 1, 2016;

•
the Company provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $200,000 as of July 1, 2014 and will provide interest-bearing, deferred compensation credits of $300,000 as of January 1, 2015 and $300,000 as of January 1, 2016. The discretionary credits will vest on June 30, 2016, if Mr. Edington is actively employed by the Company on that date, and will be payable over a 10-year period following his termination of employment. Additionally, the Company provided interest-bearing, deferred compensation credits to Mr. Edington consisting of $500,000 as of September 30, 2014. These discretionary credits will vest 180 days after Mr. Edington's termination of employment if such termination is after June 30, 2016 and provided that Palo Verde's key
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  regulatory and oversight evaluations and assessments have not declined during the period beginning September 30, 2014 and ending as of the date 180 days after Mr. Edington's termination of employment. These credits will be payable over a 10-year period following his termination of employment (collectively, the "2014 Edington DCP Discretionary Credits" and together with the 2012 Edington DCP Discretionary Credits, the "Edington DCP Discretionary Credits");

•
if Mr. Edington is actively employed with the Company on June 30, 2016, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement as increased by the 2012 Supplemental Agreement, will increase by an amount equal to 5% of the benefit that would have otherwise been payable;

•
Mr. Edington's award opportunity target for the Palo Verde Incentive Plan for 2014 was increased from 50% to 65% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance. Subject to the normal approval process by the Committee, the award opportunity target will be 65% of Mr. Edington's base salary under APS's Annual Incentive Award Plan for Palo Verde Employees for each of 2015 and 2016; and

•
Mr. Edington's equity awards that are expected to be granted by the Company to Mr. Edington in February 2015 and February 2016 will have a grant date fair value of $600,000 for each year, subject to the normal approval process by the Committee. Mr. Edington's 2015 and 2016 RSU grants will vest in full on Mr. Edington's retirement if it occurs on or after June 30, 2016.

APS pays 29.1% of Mr. Edington's compensation expense. The balance is reimbursed to APS by the other owners of Palo Verde.

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Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Donald E. Brandt	34,908(2) (RSUs)	2,384,566	43,207(8) (PS at target)	2,951,470
	73,110(3) (Retention Grant)	4,994,145	84,856(9) (PS at maximum)	5,796,514
	25,299(4) (RSUs)	1,728,175	91,505(10) (PS at maximum)	6,250,707
	6,314(5) (Supp RSUs)	431,309
	17,906(6) (RSUs)	1,223,159
	9,581(7) (RSUs)	654,478

James R. Hatfield	6,319(2) (RSUs)	431,651	7,716(8) (PS at target)	527,080
	4,555(4) (RSUs)	311,152	14,853(9) (PS at maximum)	1,014,608
	1,754(5) (Supp RSUs)	119,816	12,710(10) (PS at maximum)	868,220
	2,602(6) (RSUs)	177,743
	1,696(7) (RSUs)	115,854

Randall K. Edington	4,157(2) (RSUs)	283,964	5,143(8) (PS at target)	351,318
	3,257(4) (RSUs)	222,485	10,608(9) (PS at maximum)	724,632
	2,602(6) (RSUs)	177,743	12,710(10) (PS at maximum)	868,220
	1,696(7) (RSUs)	115,854

David P. Falck	6,239(2) (RSUs)	426,186	7,716(8) (PS at target)	527,080
	4,426(4) (RSUs)	302,340	14,853(9) (PS at maximum)	1,014,608
	1,754(5) (Supp RSUs)	119,816	17,792(10) (PS at maximum)	1,215,372
	3,482(6) (RSUs)	237,855
	2,374(7) (RSUs)	162,168

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	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Mark A. Schiavoni	6,319(2) (RSUs)	431,651	7,716(8) (PS at target)	527,080
	4,469(4) (RSUs)	305,278	14,853(9) (PS at maximum)	1,014,608
	1,754(5) (Supp RSUs)	119,816	10,169(10) (PS at maximum)	694,644
	1,991(6) (RSUs)	136,005
	1,356(7) (RSUs)	92,629

(1)
The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2014 ($68.31 per share as of December 31, 2014) by the number of RSUs, performance shares ("PS") and corresponding dividend rights (and interest thereon) that will be paid in stock, listed for the specified officer.

(2)
This amount represents (i) the RSUs awarded in 2014 that are described, with their vesting and release schedule, under "2014 Compensation — Long-Term Incentives — RSUs" in the CD&A as follows: Mr. Brandt — 34,464; Mr. Hatfield — 6,160; Mr. Edington — 4,104; Mr. Falck — 6,160; and Mr. Schiavoni — 6,160; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 444; Mr. Hatfield — 159; Mr. Edington — 53; Mr. Falck — 79; and Mr. Schiavoni — 159.

(3)
This amount represents the one-time special Retention Grant of RSUs to Mr. Brandt. Under the terms of this grant, Mr. Brandt may, depending upon Company performance, receive up to 84,362 RSUs if he is employed through December 31, 2016 (the "Receipt Date"). Mr. Brandt will receive 67,489 shares (the "Target Grant") if the Company's average return on equity over the period from December 19, 2012 until the Receipt Date (the "Performance Period") meets or exceeds 8.75% (the "Target ROE"). In addition, the Committee may, in its discretion award Mr. Brandt up to another 25% of the Target Grant (for a maximum total of 84,362 shares) based upon the Committee's evaluation of Mr. Brandt's overall leadership during the Performance Period. If the Company's average return on equity over the Performance Period is less than the Target ROE, Mr. Brandt will receive 75% of the Target Grant (50,617 shares). The table reflects the Target Grant amount plus 5,621 additional RSUs resulting from notional dividends that will be paid in stock.

(4)
This amount represents (i) the remaining RSUs awarded in 2013 as follows: Mr. Brandt — 24,558; Mr. Hatfield — 4,296; Mr. Edington — 3,072; Mr. Falck — 4,296; and Mr. Schiavoni — 4,296; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 741; Mr. Hatfield — 259; Mr. Edington — 185; Mr. Falck — 130; and Mr. Schiavoni — 173. The 2013 RSUs vest and are released in 25% increments beginning on February 20, 2014, so they will be fully vested on February 17, 2017.

(5)
This amount represents (i) the Supplemental RSUs awarded in 2011 that have not yet vested as follows: Mr. Brandt — 5,395; Mr. Hatfield — 1,499; Mr. Falck — 1,499; and Mr. Schiavoni — 1,499; and (ii) additional Supplemental RSUs resulting from notional dividends as follows: Mr. Brandt — 919; Mr. Hatfield — 255; Mr. Falck — 255; and Mr. Schiavoni — 255. The Supplemental RSUs vested 50% on February 15, 2013 and 25% on February 14, 2014, and the remaining Supplemental RSUs in the table will vest 25% on February 13, 2015, provided the recipient is employed by the Company or one of its subsidiaries on the applicable vesting date. The Supplemental RSUs are not released to the recipient until the recipient's retirement, death, disability or separation of employment from the Company.

(6)
This amount represents (i) the remaining RSUs awarded in 2012 as follows: Mr. Brandt — 17,092; Mr. Hatfield — 2,376; Mr. Edington — 2,376; Mr. Falck — 3,324; and Mr. Schiavoni — 1,900; and (ii) accrued
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  dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 814; Mr. Hatfield — 226; Mr. Edington — 226; Mr. Falck — 158; and Mr. Schiavoni — 91. The 2012 RSUs vest and are released in 25% increments beginning on February 20, 2013, so they will be fully vested on February 19, 2016.

(7)
This amount represents (i) the remaining RSUs awarded in 2011 as follows: Mr. Brandt — 8,991; Mr. Hatfield — 1,499; Mr. Edington — 1,499; Mr. Falck — 2,098; and Mr. Schiavoni — 1,199; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 590; Mr. Hatfield — 197; Mr. Edington — 197; Mr. Falck — 276; and Mr. Schiavoni — 157. The 2011 RSUs vest and are released in 25% increments beginning on February 17, 2012, so they will be fully vested on February 20, 2015.

(8)
This amount represents: (i) the 2014 Performance Shares — SEC rules require us to assume a number of shares equal to the target (100% of Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2016; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 1,085; Mr. Hatfield — 194; Mr. Edington — 129; Mr. Falck — 194; and Mr. Schiavoni — 194. The 2014 Performance Shares are described with their vesting schedule under "2014 Compensation — Long-Term Incentives — Performance Shares" in the CD&A. If the 2014 Performance Share grant pays at target (100% of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	43,207	2,951,470
James R. Hatfield	7,716	527,080
Randall K. Edington	5,143	351,318
David P. Falck	7,716	527,080
Mark A. Schiavoni	7,716	527,080

(9)
This amount represents: (i) the performance shares issued in 2013 — SEC rules require us to assume a number of shares equal to the maximum (200% of the Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2015; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 4,828; Mr. Hatfield — 845; Mr. Edington — 604; Mr. Falck — 845; and Mr. Schiavoni — 845. If the 2013 performance share grant pays at the target (100% of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	42,428	2,898,256
James R. Hatfield	7,427	507,338
Randall K. Edington	5,304	362,317
David P. Falck	7,427	507,338
Mark A. Schiavoni	7,427	507,338

The 2013 performance shares have a performance period beginning on January 1, 2013 and ending on December 31, 2015; however, the payout, if any, will not be determined until February 2016 for the portion tied to TSR and October 2016 for the portion tied to the six operational performance metrics. These are the dates the Company anticipates that we will have the information necessary to determine whether, and to what extent, these metrics have been met.

(10)
This amount represents the performance shares issued in 2012. The performance period for these performance shares ended December 31, 2014; however, the payout was not determined until February 2015 for the portion tied to TSR and the payout, if any, for the portion tied to the six operational performance metrics will not be determined until October 2015, which is when the Company anticipates that we will have the information necessary to determine whether, and to what extent, the six performance metrics were met.
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  SEC rules require us to (i) assume a number of shares equal to the maximum (200% of Base Grant) payout level for the 2012 performance shares; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock as follows: Mr. Brandt — 7,961; Mr. Hatfield — 1,106; Mr. Edington — 1,106; Mr. Falck — 1,548; and Mr. Schiavoni — 885. If the 2012 performance share grant pays at the target (100% of Base Grant) level, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	45,752	3,125,319
James R. Hatfield	6,355	434,110
Randall K. Edington	6,355	434,110
David P. Falck	8,896	607,686
Mark A. Schiavoni	5,084	347,288

Option Exercises and Stock Vested

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)

Donald E. Brandt	93,745	5,274,993

James R. Hatfield	16,218	911,600

Randall K. Edington	21,893	1,274,802

David P. Falck	22,239	1,250,836

Mark A. Schiavoni	14,106	791,486

(1)
The amount in this column consists of: (i) RSUs that were granted to all of the Named Executive Officers in February 2013 that vested and were released in part on February 20, 2014 as follows: Mr. Brandt — 8,186; Mr. Hatfield — 1,432; Mr. Edington — 1,024; Mr. Falck — 1,432; and Mr. Schiavoni — 1,432; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2013 and released in part on February 20, 2014 as follows: Mr. Brandt — 169; Mr. Hatfield — 59; Mr. Edington — 42; Mr. Falck — 29; and Mr. Schiavoni — 29; (ii) RSUs that were granted to all of the Named Executive Officers in February 2012 that vested and were released in part on February 20, 2014 as follows: Mr. Brandt — 8,546; Mr. Hatfield — 1,188; Mr. Edington — 1,188; Mr. Falck — 1,662; and Mr. Schiavoni — 950; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2012 and released in part on February 20, 2014 as follows: Mr. Brandt — 354; Mr. Hatfield — 98; Mr. Edington — 98; Mr. Falck — 69; and Mr. Schiavoni — 39; (iii) RSUs that were granted to all of the Named Executive Officers in February 2011 that vested and were released in part on February 20, 2014 as follows: Mr. Brandt — 8,991; Mr. Hatfield — 1,499; Mr. Edington — 1,499; Mr. Falck — 2,098; and Mr. Schiavoni — 1,199; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2011 and released on February 20, 2014 as follows: Mr. Brandt — 565; Mr. Hatfield — 189; Mr. Edington — 189; Mr. Falck — 264; and Mr. Schiavoni — 151; (iv) RSUs that were granted to the named Executive Officers in January 2010, that vested and were released in part on February 20, 2014 as follows: Mr. Brandt — 7,825; Mr. Hatfield — 1,066; Mr. Edington — 1,665; Mr. Falck — 2,331; and Mr. Schiavoni — 1,299; dividend rights (and interest thereon) payable in stock earned on RSUs granted in January 2010 and released on February 20, 2014 as follows: Mr. Brandt — 713; Mr. Hatfield — 194; Mr. Edington — 303; Mr. Falck — 425; and Mr. Schiavoni — 237; (v) Supplemental RSUs that were granted to all of the Named Executive Officers in February 2011 and that vested in part on February 14, 2014 (but were not released) (the "February Supplemental RSUs") as follows: Mr. Brandt — 5,395; Mr. Hatfield —
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  1,499; Mr. Edington — 2,997; Mr. Falck — 1,499; and Mr. Schiavoni — 1,499; Mr. Edington also vested in 2,997 on December 31, 2014; (vi) additional RSUs resulting from notional dividends on the Supplemental RSUs that vested, but were not released, on the following dates in 2014:

NAME	FEBRUARY 14	MARCH 3	JUNE 2	SEPTEMBER 2	DECEMBER 1	DECEMBER 31

Donald E. Brandt	671	188	189	188	176	0
James R. Hatfield	187	52	53	52	49	0
Randall K. Edington	371	104	105	105	97	508
David P. Falck	187	52	53	52	49	0
Mark A. Schiavoni	187	52	53	52	49	0

and (vii) performance shares that were granted to all of the Named Executive Officers in February 2011, which were based on a performance period of January 1, 2011 to December 31, 2013, and which were released in 2014 when the Company had the information needed to determine whether, and to what extent, the applicable performance criteria were met, as follows: performance shares related to TSR were released on February 18, 2014 as follows: Mr. Brandt — 17,118; Mr. Hatfield — 2,854; Mr. Edington — 2,854; Mr. Falck — 3,994; and Mr. Schiavoni — 2,282; dividend rights (and interest thereon) payable in stock on the performance shares released on February 18, 2014 as follows: Mr. Brandt — 2,163; Mr. Hatfield — 361; Mr. Edington — 361; Mr. Falck — 505; and Mr. Schiavoni — 288; and performance shares related to the six operational performance metrics were released on October 22, 2014 as follows: Mr. Brandt — 28,303; Mr. Hatfield — 4,718; Mr. Edington — 4,718; Mr. Falck — 6,604; and Mr. Schiavoni — 3,774; and dividend rights (and interest thereon) payable in stock on the performance shares released on October 22, 2014 as follows: Mr. Brandt — 4,005; Mr. Hatfield — 668; Mr. Edington — 668; Mr. Falck — 934; and Mr. Schiavoni — 534.

(2)
The values realized for the RSUs, Supplemental RSUs and the performance shares are calculated by multiplying the number of shares of stock or units released or vested by the market value of the common stock on the release or vesting date, which: (i) for the RSUs released on February 20, 2014 was $55.10; (ii) for the Supplemental RSUs vested on February 14, 2014 was $54.39; (iii) for the Supplemental RSUs vested on March 3, 2014 was $55.07; (iv) for the Supplemental RSUs vested on June 2, 2014 was $55.09; (v) for the Supplemental RSUs vested on September 2, 2014 was $56.15; (vi) for the Supplemental RSUs vested on December 1, 2014 was $63.60; (vii) for the Supplemental RSUs vested on December 31, 2014 was $69.72; (viii) for the performance shares released on February 18, 2014 was $54.84; and (ix) for the performance shares released on October 22, 2014 was $58.73.
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Pension Benefits

The Pension Benefits table below includes estimates of the potential future pension benefits for each Named Executive Officer based on the actuarial assumptions used for financial reporting purposes, such as the life expectancy of each Named Executive Officer and his spouse and "discount rates."

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)

Donald E. Brandt(2)	Retirement Plan	12	348,413	0
	Supplemental Plan	12	7,678,357	0

James R. Hatfield(3)	Retirement Plan	7	124,820	0
	Supplemental Plan	7	1,749,605	0

Randall K. Edington(4)	Retirement Plan	8	155,229	0
	Supplemental Plan	8	3,707,596	0
	Employment Agreements	N/A	10,473,204	0

David P. Falck(5)	Retirement Plan	6	109,226	0
	Supplemental Plan	6	1,341,428	0

Mark A. Schiavoni(6)	Retirement Plan	6	111,246	0
	Supplemental Plan	6	1,241,592	0

(1)
See Note 7 of the Notes to Consolidated Financial Statements in the 2014 Form 10-K for additional information about the assumptions used by the Company in calculating pension obligations.

(2)
The amounts shown are the present values of Mr. Brandt's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan, both at age 65, which is the earliest Mr. Brandt could retire with no reduction in benefits. See the following "Discussion of Pension Benefits."

(3)
The amounts shown are the present values of Mr. Hatfield's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(4)
The amounts shown are the present values of Mr. Edington's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and his employment agreements, and as an annuity for the Supplemental Plan. Mr. Edington's employment agreements are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

(5)
The amounts shown are the present values of Mr. Falck's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and an annuity to be paid under the Supplemental Plan.

(6)
The amounts shown are the present values of Mr. Schiavoni's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.
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Discussion of Pension Benefits

Retirement Plan and Supplemental Plan.    The Company's Retirement Plan is a tax-qualified, non-contributory retirement plan for salaried and hourly employees. The Supplemental Plan provides retirement benefits for key salaried employees, in addition to those provided under the Retirement Plan. The Supplemental Plan pays only the difference between the total benefit payable under the Supplemental Plan and the benefit payable under the Retirement Plan. As a result, an executive who participates in the Supplemental Plan does not receive duplicative benefits.

Prior to April 1, 2003, benefits under the Retirement Plan and the Supplemental Plan (the "Traditional Formula Benefit") accrued in accordance with a traditional retirement plan formula based on average annual compensation and years of service (the "Traditional Formula"). Effective April 1, 2003, the Company changed the benefit accrual formula for both the Retirement Plan and the Supplemental Plan (the "Account Balance Benefit") to a retirement account balance formula (the "Account Balance Formula"). As part of the modification, all then current participants were able to elect to either (1) continue to earn benefits calculated under the Traditional Formula, or (2) earn benefits calculated (a) under the Traditional Formula for service through March 31, 2003, and (b) under the Account Balance Formula for service after that date. Mr. Brandt's benefits are calculated under the combined Traditional Formula/Account Balance Formula. Messrs. Hatfield's, Edington's, Falck's and Schiavoni's benefits are calculated under the Account Balance Formula. Mr. Edington's benefits under the Supplemental Plan are calculated in accordance with his employment agreements with the Company, which are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Under the Traditional Formula of the Supplemental Plan, a participant's monthly benefit for life beginning at normal retirement age (age 65 or age 60 with 20 years of service) is equal to the following:

•
3% of the participant's average monthly compensation multiplied by the participant's first 10 years of service, plus

•
2% of the participant's average monthly compensation multiplied by the participant's next 15 years of service, minus

•
benefits payable under the Retirement Plan.

A participant's Traditional Formula Benefit under the Retirement Plan is a monthly benefit for life beginning at normal retirement age and is equal to the participant's average monthly compensation multiplied by 1.65% for the first 33 years of service, plus 1% of average monthly compensation for each year of service credited in excess of 33 years. A participant's Traditional Formula Benefit begins when the participant reaches age 65 with 5 years of service or age 60 with 33 years of service. The maximum Traditional Formula Benefit a participant may receive under both the Retirement Plan and the Supplemental Plan is a monthly benefit of 60% of the participant's average monthly compensation.

Under both the Supplemental Plan and the Retirement Plan, a participant may elect to begin receiving the Traditional Formula Benefit after attaining early retirement age, which is defined as age 55 with 10 years of service. The Traditional Formula Benefit of an individual who makes this election is reduced to reflect the early commencement of benefits. Under the Supplemental Plan, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement and under the Retirement Plan, if the individual has more than

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20 years of service, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement, and if the individual has less than 20 years of service, the benefit is actuarially reduced for each year for which the individual receives benefits prior to normal retirement. Mr. Brandt currently qualifies for early retirement, but not normal retirement, under the Retirement Plan and the Supplemental Plan. Messrs. Hatfield, Edington, Falck and Schiavoni do not currently qualify for early or normal retirement under either the Supplemental Plan or the Retirement Plan.

Under the Account Balance Formula, a notional account is established for each eligible participant and benefits are generally payable at termination of employment. The Company credits monthly amounts to a participant's account.

Under the Supplemental Plan, Company credits are based on the following formula:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	12
35-39	14
40-44	16
45-49	20
50-54	24
55 and over	28

Company credits under the Supplemental Plan stop at the end of the year in which a participant attains 25 years of service (the "25-Year Cap").

Under the Retirement Plan, Company credits are based on the following formula:

AGE PLUS WHOLE YEARS OF SERVICE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 40	4
40-49	5
50-59	6
60-69	7
70-79	9
80 and over	11

In addition, participants in the Retirement Plan on December 31, 2002 are eligible for up to 10 years of transition credits based on age and years of service (with the maximum transition credit being equal to 2.75% of average monthly compensation).

For purposes of calculating the Traditional Formula Benefit and the Account Balance Benefit under the Retirement Plan, compensation consists solely of base salary up to $260,000, including any employee contributions under the Company's 401(k) plan, flexible benefits plan and qualified transportation arrangement under Section 132(f) of the Code. Amounts voluntarily deferred under other deferred compensation plans, bonuses and incentive pay are not taken into account under the Retirement Plan. The Supplemental Plan takes these amounts into

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account (with certain exceptions) plus base salary beyond the $260,000 limit. In addition, retention units are included in compensation under the Supplemental Plan.

For purposes of the Traditional Formula under the Retirement Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation in the final 10 years of employment; under the Supplemental Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation during employment. For purposes of the Account Balance Formula, contributions are based on the participant's then current monthly compensation calculated as described above.

A participant's years of service begin accruing on the date of employment. However, benefits do not vest until the completion of three years of service. Under both the Retirement Plan and the Supplemental Plan, benefits are generally payable, as the participant elects, in the form of a level annuity, with or without survivorship, or a lump sum. However, Traditional Formula Benefits generally are not available as a lump sum, but are paid in the form of an annuity. Optional benefit forms are of relatively equal actuarial value under the Retirement Plan. Under the Supplemental Plan, the 50% joint and survivor benefit form is fully subsidized, and the other benefit forms are partially subsidized. The Supplemental Plan offers an optional five-year certain form of payment (payable in 60 monthly installments).

Effective January 1, 2011, the Supplemental Plan was amended to reduce the Company credits for individuals who became participants on or after January 1, 2011 to the levels listed in the following table:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	8
35-39	9
40-44	10
45-49	12
50-54	15
55 and over	18

In addition, individuals who became participants in the Supplemental Plan on or after January 1, 2011 are no longer entitled to receive a fully subsidized 50% joint and survivor annuity form of benefit, but the 25-Year Cap has been eliminated. Prior to the amendment, participants who were promoted to officer status were entitled to retroactive treatment as an officer for their entire period of employment. This feature has been eliminated for individuals promoted to officer status on or after January 1, 2011.

Pursuant to Mr. Edington's 2012 Supplemental Agreement, as of December 31, 2013, the supplemental pension benefit amount calculated in accordance with the 2008 Agreement was increased by an amount equal to 5% of the benefit that would have otherwise been payable and as of December 31, 2014, the supplemental pension benefit amount was increased by an amount equal to 10% (inclusive of the preceding 5% increase) of the benefit that would have otherwise been payable. Pursuant to the 2014 Supplemental Agreement, if Mr. Edington is actively employed with the Company on June 30, 2016, Mr. Edington's existing supplemental pension benefit set forth in the 2008 Agreement as increased by the 2012 Supplemental Agreement, will increase by an amount equal to 5% of the benefit that would have otherwise been payable.

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Benefits under the Retirement Plan are paid from a tax-exempt trust. Benefits under the Supplemental Plan are paid from the general assets of the Company.

Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Donald E. Brandt:
DCP & 2005 Plan	0	0	101,401	0	1,453,651
Supplemental RSUs(4)	0	0	0	0	1,293,518

James R. Hatfield:
2005 Plan	0	0	8,346	0	119,644
Supplemental RSUs(4)	0	0	0	0	359,447

Randall K. Edington:
2005 Plan	377,694	0	191,276	0	2,743,390
Supplemental RSUs(4)	0	0	0	0	957,911
Edington DCP Discretionary Credits(5)	0	1,050,000	101,291	0	1,932,010

David P. Falck:
Supplemental RSUs(4)	0	0	0	0	359,447
Falck DCP Discretionary Credits(6)	0	0	36,152	0	518,173

Mark A. Schiavoni:
2005 Plan	95,131	0	22,936	0	329,247
Supplemental RSUs(4)	0	0	0	0	359,447

(1)
The amount of the executive contribution is solely from the voluntary deferral by the executive of the executive's designated compensation and does not include any separate Company contribution. These deferred amounts are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table.

(2)
A portion of the amounts reported in this column is also reported as compensation in the Summary Compensation Table, including: Mr. Brandt  — $56,912; Mr. Hatfield — $4,684; Mr. Edington — $148,371; Mr. Falck — $20,294; and Mr. Schiavoni — $12,858. See clause (ii) of the first sentence of footnote 3 to the Summary Compensation Table.

(3)
The historical contributions of each Named Executive Officer to his aggregate balance at December 31, 2014, including "market rate" interest (as defined by the SEC) from the date of each contribution, is as follows: Mr. Brandt — $1,130,909; Mr. Hatfield — $103,311; Mr. Edington — $2,370,564; Mr. Falck — $0; and Mr. Schiavoni — $298,952. Of the totals in this column, the following amounts have been reported in the Summary Compensation Table in this Proxy Statement or in the Company's prior Proxy Statements: Mr. Brandt — $1,095,102; Mr. Hatfield — $105,350; Mr. Edington — $2,488,149; Mr. Falck — $86,671; and Mr. Schiavoni — $175,777.

(4)
Supplemental RSUs were granted to each of the Named Executive Officers in 2011 and vest over a four-year period. The amounts in this table represent Supplemental RSUs that vested in February 2014, and additional vested Supplemental RSUs through December 2014 resulting from notional dividends on the vested Supplemental RSUs. See footnote 5 to the Outstanding Equity Awards at Fiscal Year End table and footnote 1 to the Option Exercises and Stock Vested table for additional information. The amount in the "Aggregate Balance at Last Fiscal Year End" column is calculated by multiplying
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  the closing market price of our common stock at the end of 2014 ($68.31 per share as of December 31, 2014) by the number of vested Supplemental RSUs. The following table shows historical vesting by year:

	SUPPLEMENTAL RSUs		NOTIONAL SUPPLEMENTAL RSUs
	2013	2014	2013	2014

Donald E. Brandt	10,790	5,395	1,339	1,412
James R. Hatfield	2,998	1,499	372	393
Randall K. Edington	5,994	5,994	745	1,290
David P. Falck	2,998	1,499	372	393
Mark A. Schiavoni	2,998	1,499	372	393

(5)
Pursuant to the 2012 Supplemental Agreement, the Company granted the 2012 Edington DCP Discretionary Credits to Mr. Edington. The full amount of the 2012 Edington DCP Discretionary Credits ($1,050,000) has been included in the Summary Compensation Table since the performance condition was met. The terms of the 2012 Edington DCP Discretionary Credits are also discussed under the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table.

  Pursuant to the 2014 Supplemental Agreement, the Company granted the 2014 Edington DCP Discretionary Credits to Mr. Edington. Amounts paid to Mr. Edington under the 2014 Edington DCP Discretionary Credits will be included in the Summary Compensation Table when the performance condition is met. The terms of the 2014 Edington DCP Discretionary Credits are also discussed in the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table.

  The amount in the "Registrant Contributions in Last Fiscal Year" column of this table for Mr. Edington represents $350,000 of the 2012 Edington DCP Discretionary Credits that were provided to Mr. Edington as of January 1, 2014, $200,000 of the 2014 Edington DCP Discretionary Credits that were provided to Mr. Edington as of July 1, 2014, and $500,000 of the 2014 Edington DCP Discretionary Credits that were provided to Mr. Edington as of September 30, 2014.

(6)
Pursuant to Mr. Falck's offer letter, the terms of which are described under "Discussion of Nonqualified Deferred Compensation — DCP and 2005 Plan" below, the Company granted the Falck DCP Discretionary Credits to Mr. Falck. The first $250,000 of the Falck DCP Discretionary Credits vested on July 29, 2014 and have been included in the Summary Compensation Table since the performance condition was met. The remaining $100,000 of the Falck DCP Discretionary Credits will be included in the Summary Compensation Table when the performance condition is met.

Discussion of Nonqualified Deferred Compensation

DCP and 2005 Plan.    Effective January 1, 1992, the Company established The Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company, and El Dorado Investment Company Deferred Compensation Plan (the "DCP"). Under the DCP, a participant who is an employee is allowed to defer up to 50% of annual base salary and up to 100% of year-end bonus, which would include awards under regular annual incentive plans, but not special incentive payments. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates in substantially the same manner as interest is credited pursuant to the 2005 Plan, as described below. Distributions may be made (1) within 60 days after the fifth year an amount was deferred, (2) on account of an unforeseen emergency, (3) on account of retirement after attaining age 65 with five years of service or after attaining age 55 with 10 years of service ("Retirement Benefit"), (4) on account of termination prior to retirement ("Termination Benefit"), (5) on account of disability, or (6) on account of death before termination of employment.

The Retirement Benefit and Termination Benefit are payable in a lump sum or in 5, 10, or 15 equal annual installments, as elected by the participant. Other benefits are generally paid in a lump sum. The method of crediting interest on lump sum and installment payments under the DCP is substantially the same as the method used in the 2005 Plan, as described below.

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On December 15, 2004, the Board authorized the adoption of a new nonqualified deferred compensation plan for post-2004 deferrals (the "2005 Plan"). No future deferrals will be permitted under the DCP. The 2005 Plan, effective as of January 1, 2005, is based in large part on the DCP as described above. The 2005 Plan was adopted to comply with the requirements of Section 409A of the Code.

Under the 2005 Plan, a participant who is an employee is allowed to defer up to 50% of the participant's base salary and up to 100% of the participant's bonus, including regular awards under annual incentive plans, but not special awards. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates, as described below. Deferral elections of base salary and director's fees must be made prior to the calendar year in which such base salary or director's fees will be paid. A deferral election with respect to a bonus must be made before the first day of the calendar year in which the bonus is earned. When making a deferral election, a participant also makes an election regarding the time and form of the participant's distributions from the 2005 Plan. Distributions from the 2005 Plan must be made in accordance with Section 409A of the Code. Distributions may be made (1) in January of the fifth year following the year in which an amount was deferred, (2) on account of an unforeseeable financial emergency, (3) either (i) termination of employment or (ii) the later of termination of employment or attainment of age 55, or (4) on account of death before termination of employment.

In the event of termination of employment, attainment of age 55 or death, the benefit is payable in a lump sum or in 5, 10 or 15 equal annual installments, as elected by the participant. Benefits in the other circumstances are generally paid in a lump sum.

The 2005 Plan provides for a single rate of interest that will be determined by the plan committee, but which rate shall in no event be less than the rate of interest equal to the 10-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a plan year. The plan committee set the rate at 7.5% for 2014.

Effective January 1, 2009, the Company amended the 2005 Plan to permit the Company, in its discretion, to award discretionary credits to participants. Discretionary credits generally will be paid at the time and in the form provided in the written award agreement.

The Company agreed in Mr. Falck's offer letter to make a $350,000 discretionary credit award to Mr. Falck in 2009, pursuant to the 2005 Plan (the "Falck DCP Discretionary Credits"). The first $250,000 vested on July 29, 2014 and the remaining $100,000 will vest on July 29, 2016. The $350,000 discretionary credit award earns interest in accordance with the 2005 Plan. The full amount of the discretionary credit award vests and becomes payable if the Company terminates Mr. Falck's employment without cause within two years following a change of control, or in the event of his death. If Mr. Falck terminates employment, for any reason other than those discussed above, prior to July 29, 2016, he forfeits the $100,000 discretionary credit award.

The Company agreed in Mr. Edington's 2008 Agreement to the Deferred Compensation Account. The Company further agreed in Mr. Edington's 2012 Supplemental Agreement to the 2012 Edington DCP Discretionary Credits. All of the 2012 Edington DCP Discretionary Credits vested on December 31, 2014. The Company also agreed in Mr. Edington's 2014 Supplemental Agreement to the 2014 Edington DCP Discretionary Credits. The full amount of the 2014 Edington DCP Discretionary Credits vest and become payable if the Company terminates

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Mr. Edington's employment without cause, or in the event of his death or disability. If Mr. Edington terminates employment, for any reason other than those discussed above, prior to June 30, 2016, he forfeits the 2014 Edington DCP Discretionary Credits. These awards are also described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Participation in both the DCP and the 2005 Plan is limited to officers, the Company's senior management group and directors of the Company and participating affiliates. The Company's obligations under the DCP and the 2005 Plan are unfunded (except in the limited change of control circumstance discussed below) and unsecured.

Potential Payments upon Termination or Change of Control

This section describes the potential payments that each of the Named Executive Officers could receive following termination of employment, including through death, disability, retirement, resignation, involuntary termination (with or without cause) or a change of control of the Company (each, a "Termination Event"). We describe plans, agreements, or arrangements under which each Named Executive Officer could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees and awards that are already vested ("Termination Plans"). The payments to the Named Executive Officers under the various Termination Event scenarios described in this section are not intended to affect the Company's obligations to the Named Executive Officers. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations. Unless we note otherwise, the discussion below assumes that any Termination Event took place on December 31, 2014 for each Named Executive Officer.

The Company does not have a severance plan that covers the Named Executive Officers. We also do not have traditional severance agreements or arrangements with our Named Executive Officers. We do have Change of Control Agreements, which are discussed below.

In addition to the termination payments set forth below, the Named Executive Officers would also receive a full distribution under the 2005 Plan (except in the case of the Falck DCP Discretionary Credits and the Edington DCP Discretionary Credits, which are discussed separately below) and pension benefits. Amounts payable to Messrs. Brandt, Hatfield, Edington, Falck and Schiavoni under the 2005 Plan are set forth in the Nonqualified Deferred Compensation table, which also shows which part of the payment is interest paid by the Company and which part is the executive's contribution.

With respect to pension benefits, the amounts that each of the Named Executive Officers would receive under the Supplemental Plan in the event of a Termination Event are set forth in the Pension Benefits table; however, assuming that the Named Executive Officer had died on December 31, 2014, the amounts payable under the Supplemental Plan (and in the case of Mr. Edington, under the Supplemental Plan and his employment agreements), would have been as follows: Mr. Brandt — $7,230,075; Mr. Hatfield — $1,471,093; Mr. Edington — $13,368,177; Mr. Falck — $1,232,491; and Mr. Schiavoni — $1,111,888. These amounts are based on the following assumptions: (1) the Traditional Formula Benefit is paid in the form of a monthly annuity to the Named Executive Officer's spouse for life following his death and benefit payments commence immediately; (2) the Account Balance Benefit is paid in the form of an immediate lump sum to his spouse; and (3) in the case of Mr. Edington, 50% of the benefit is

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paid as an annuity and 50% of the benefit is paid as a lump sum to his spouse as provided in his employment agreements. Mr. Brandt would have received $8,714,228 in the event of a Termination Event other than death due to his qualification for early retirement on December 31, 2014, and this amount is based on the assumption that the benefit would be payable as a monthly annuity beginning on January 1, 2015.

The Falck DCP Discretionary Credits and the 2014 Edington DCP Discretionary Credits would trigger a payment in connection with certain Termination Events, which are identified below. The agreements are discussed in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table and in the Discussion of Nonqualified Deferred Compensation.

The Company has entered into identical Change of Control Agreements with each of its executive officers, including each of the Named Executive Officers. The Company believes that these agreements provide stability for its key management in the event the Company experiences a change of control. The agreements contain a "double-trigger" that provides for certain payments if, during the two-year period following a change of control of the Company (the "first trigger"), the Company terminates the officer's employment for any reason other than death, disability or cause or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment (the "second trigger"). In case of an officer's retirement, death or disability, no payments are made under the officer's Change of Control Agreement, except for the payment of accrued benefits; however, if the officer dies following the officer's receipt of a second trigger termination notice, the officer's estate will receive the change of control payments the officer would have received if the officer had survived. Pursuant to the Change of Control Agreement, each of the Named Executive Officers is obligated to hold in confidence any and all information in his possession as a result of his employment, during and after the Named Executive Officer's employment with the Company is terminated.

The termination payment, if required, is an amount equal to 2.99 times the sum of the executive's annual salary at the time of the change of control plus the annual bonus (including incentive plan payments), as determined by an average over the last four years preceding termination. In addition, the executive is entitled to continued medical, dental, and group life insurance benefits at a shared cost until the end of the second year following the calendar year of termination. Outplacement services are also provided. The executive officer may also be entitled to the acceleration of benefits as set forth in the 2012 Plan, the 2007 Long-Term Incentive Plan, or any related award agreement. If the limitations described in Section 280G of the Code are exceeded, the Company will not be able to deduct a portion of its payments. In addition, if these limitations are exceeded, Section 4999 of the Code imposes an excise tax on all or part of the total payments. In certain of the agreements, an additional gross-up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments is provided.

In May 2009, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended agreements with its Named Executive Officers. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in an executive's contract; but even in those circumstances, the excise tax gross-ups will be subject to a three-year sunset provision.

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A change of control under the Change of Control Agreement includes: (1) an unrelated third-party's acquisition of 20% or more of the Company's or APS's voting stock; (2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company's or APS's outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third-party acquires more than 20% of the voting stock of the Company or APS; (3) a sale, transfer, or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third-party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 2007 (and with respect to Messrs. Hatfield, Falck, and Schiavoni as of July 31, 2008) no longer comprises at least two-thirds of the Company's or APS's Board of Directors. For purposes of this later provision, a person elected to either Board is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a two-thirds vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors.

Each of the agreements terminates on December 31st of each year upon six months advance notice by the Company to the executive officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given. The Company is required to deposit into a trust sufficient funds to pay obligations under the DCP, 2005 Plan and the Supplemental Plan in the case of an actual or potential change of control.

The following tables quantify the amounts that would have been payable to each Named Executive Officer if the indicated Termination Event had taken place on December 31, 2014. In the tables:

•
We assume full vesting of outstanding performance shares (at the target level), RSUs, and a pro-rata portion of the Retention Grant (in the case of Mr. Brandt) upon a change of control. The performance shares and RSUs (excluding the Retention Grant) for the named Executive Officers vest upon a change of control whether or not there is a subsequent termination of employment (subject however, to the Board's ability to override the vesting), plus, where applicable, dividend equivalents. We also assume full vesting of $100,000 plus interest of the Falck DCP Discretionary Credits because the Falck DCP Discretionary Credits vest and become payable if the Company terminates Mr. Falck's employment without cause within two years following a change of control.

•
Retirement benefits payable to Mr. Brandt include full vesting of outstanding performance shares (at the target level) and RSUs (excluding the Supplemental RSUs and the Retention Grant), retirement benefits payable to Mr. Falck include a pro-rata vesting of his 2013 and 2014 performance shares (at the target level) and RSUs, and retirement benefits payable to Mr. Edington include a pro-rata vesting of his 2013 and 2014 performance shares (at the target level) and full vesting of outstanding RSUs, plus, in all cases where applicable, dividend equivalents.

•
Death or disability benefits payable to Mr. Brandt include full vesting of the 2013 and 2014 outstanding performance shares (at the target level) and 2013 and 2014 RSUs (excluding the Supplemental RSUs) and a pro-rata portion of the Retention Grant; and death or disability
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  benefits payable to Messrs. Edington and Falck include full vesting of the 2013 and 2014 outstanding performance shares (at the target level), the 2013 and 2014 RSUs and $100,000 plus interest of the Falck DCP Discretionary Credits and the 2014 Edington DCP Discretionary Credits plus interest.

•
The amounts in the "All Other Termination Events" columns consist of payments upon termination without cause for Mr. Brandt and the 2014 Edington DCP Discretionary Credits plus interest for Mr. Edington because the full amount of the 2014 Edington DCP Discretionary Credits vest and become payable if the Company terminates Mr. Edington's employment without cause.

Subject to the foregoing, the following tables describe the amounts that would have been payable to each Named Executive Officer if a Termination Event had taken place on December 31, 2014:

Donald E. Brandt:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	8,975,040	6,287,161	9,469,874	0
RSUs	9,114,229	6,709,271	6,447,405	2,515,652
Severance Benefits	8,765,391	0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	20,289	0	0	0
Outplacement Services	10,000	0	0	0
Excise Tax Gross-Up	8,656,731	0	0	0
TOTAL:	35,541,680	12,996,432	15,917,279	2,515,652

James R. Hatfield:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,468,466	0
RSUs	1,156,220	0
Severance Benefits	2,865,156	0
Present Value of Medical, Dental, and Life Insurance Benefits	36,134	0
Outplacement Services	10,000	0
Excise Tax Gross-Up	2,019,123	0
TOTAL:	7,555,099	0

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Randall K. Edington:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)		RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,147,796	766,737		382,955	0
RSUs	803,687	520,336		838,522	0
Severance Benefits	4,833,010	0		0	0
Present Value of Medical, Dental, and Life Insurance Benefits	30,475	0		0	0
Retiree Medical Benefits	66,123	51,922 100,079	(Death) (Disability)	0	100,079
Outplacement Services	10,000	0		0	0
Edington DCP Discretionary Credits	0	1,306,500		0	1,306,500
TOTAL:	6,891,091	2,645,495 2,693,652	(Death) (Disability)	1,221,477	1,406,579

David P. Falck:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	DEATH OR DISABILITY ($)		RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,642,046	1,111,916		548,781	0
RSUs	1,273,440	742,789		183,729	0
Severance Benefits	2,656,158	0		0	0
Present Value of Medical, Dental, and Life Insurance Benefits	31,488	0		0	0
Outplacement Services	10,000	0		0	0
Falck DCP Discretionary Credits	107,500	107,500 0	(Death) (Disability)	0	0
TOTAL:	5,720,632	1,962,205 1,854,705	(Death) (Disability)	732,510	0

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Mark A. Schiavoni:

COMPONENT OF PAY	CHANGE OF CONTROL ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,381,676	0
RSUs	1,097,422	0
Severance Benefits	2,737,287	0
Present Value of Medical, Dental, and Life Insurance Benefits	36,524	0
Outplacement Services	10,000	0
Excise Tax Gross-Up	2,015,440	0
TOTAL:	7,278,349	0

Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee in 2014 were Ms. Munro, Drs. Cortese and Herberger and Mr. Lopez. None of the members of the Human Resources Committee is or has been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served on the compensation committee or board of any company that employed, or had as an officer, any member of the Human Resources Committee or the Board.

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Directors' Compensation

Compensation of the directors for 2014 was as follows:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Donald E. Brandt(3)	0	0	0	0	0

Susan Clark-Johnson	90,000	99,953	0	0	189,953

Denis A. Cortese, M.D.	90,000	99,953	0	0	189,953

Richard P. Fox	79,057	127,929	0	0	206,986

Michael L. Gallagher	102,500	99,953	80,532	0	282,985

Roy A. Herberger, Jr., Ph.D.	102,500	99,953	40,437	0	242,890

Dale E. Klein, Ph.D.	90,000	99,953	0	0	189,953

Humberto S. Lopez	102,500	99,953	92,240	0	294,693

Kathryn L. Munro	110,000	99,953	17,897	0	227,850

Bruce J. Nordstrom	102,500	99,953	41,653	0	244,106

David P. Wagener	79,057	127,929	0	0	206,986

(1)
In accordance with FASB ASC Topic 718, this amount reflects the aggregate grant date fair value of the stock awards. On May 21, 2014, all of the directors at the time received a grant of either common stock or stock units ("SUs"), based on an election previously delivered to the Company. All directors received common stock except for Mr. Gallagher, Drs. Herberger and Klein, and Ms. Munro, who each received SUs. Under the terms of the SUs, Mr. Gallagher will receive 50% of the SUs in cash and 50% of the SUs in common stock, and Dr. Klein and Ms. Munro will receive one share of common stock for each SU, in all cases, on the last business day of the month following the month in which they separate from service on the Board. Dr. Herberger will receive 50% of the SUs in cash and 50% of the RSUs in common stock on January 2, 2016. The number of shares of common stock or SUs granted was 1,834, and the grant date fair value of each share of common stock or SU is $54.50, which was the closing stock price on May 21, 2014. As of December 31, 2014, the following directors had the following outstanding RSU or SU awards: Mr. Gallagher — 8,773; Dr. Herberger — 8,773; Dr. Klein — 8,824; and Ms. Munro — 6,779. In addition, on March 3, 2014, Messrs. Fox and Wagener each received a pro-rata grant of common stock based on their service on the Board from February 2014 to May 2014 in the amount of 508 shares; the shares have a grant date fair value of $55.07.

(2)
The Company does not have a pension plan for directors. The amount in this column consists solely of the above-market portion of annual interest accrued under a deferred compensation plan pursuant to which directors may defer all or a portion of their Board fees. See the discussion of the rates of interest applicable to the deferred compensation program under "Discussion of Nonqualified Deferred Compensation."

(3)
Mr. Brandt is a Named Executive Officer and his compensation is set forth in the Summary Compensation Table. Only non-management directors are compensated for Board service.
2015 Proxy Statement | 77

DIRECTORS' COMPENSATION

Discussion of Directors' Compensation

The Human Resources Committee makes recommendations to the Board for compensation, equity participation, and other benefits for directors. The director compensation program consists of the following components:

COMPENSATION COMPONENT	AMOUNT ($)

Annual Retainer	95,000
Audit Committee, Human Resources Committee, Finance Committee, and Nuclear and Operating Committee Chairs Annual Retainers	12,500
Lead Director Annual Retainer (Lead Director serves as Chair of Corporate Governance Committee for no additional compensation)	20,000
Annual Equity Grant	Shares with a value of approximately $100,000 on the grant date

Directors had an option to either receive the stock grant on May 21, 2014 or defer the receipt until a later date. A director who elected to defer his or her receipt of stock received SUs in lieu of the stock grant. Those directors who elected to receive SUs were able to elect to receive payment for the SUs in either (1) stock or (2) 50% in stock and 50% in cash. The directors also elected whether to receive these payments either (1) as of the last business day of the month following the month in which the director separates from service on the Board, or (2) as of a date specified by the director, which date must be after December 31 of the year in which the grant was received. The SUs accrue dividend rights equal to the amount of dividends the director would have received if the director had directly owned one share of our common stock for each SU held, plus interest at the rate of 5% per annum, compounded quarterly. The manner of payment for the dividends and interest will be based on the director's election for payment of the SUs.

Directors of Pinnacle West also serve on the APS Board of Directors for no additional compensation. The Company reimburses Board members for expenses associated with Board meetings and director education programs.

A comparison against the compensation programs of our current peer group is generally performed every two years, and a study was last performed in December 2013, at which time the Board approved increasing the value of the annual equity grant to $100,000 and the annual retainer to $95,000. These changes went into effect in May of 2014. The Consultant reviewed the study, validated the methodology, and concluded that the new amounts were within the competitive range.

78 | 2015 Proxy Statement

DIRECTORS' COMPENSATION

Director Stock Ownership Policy

The Company believes that directors should have a meaningful financial stake in the Company to align their personal financial interests with those of the Company's shareholders.

In January 2010, the Board adopted a revised stock ownership policy for non-management directors. Each director is required to hold or control Company common stock, RSUs, or SUs with a value of at least three times the annual cash retainer fee paid to directors. Directors will have until the later of January 2013 or three years following the date they become a director to reach the required ownership level. A director may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock while serving as a director whether or not his or her ownership requirement is met. This restriction shall extend to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. The Corporate Governance Committee may grant exceptions to this policy for hardship or other special circumstances. All of the directors are in compliance with the Director Stock Ownership Policy.

2015 Proxy Statement | 79

Proposal 2 — Advisory Vote on Executive Compensation

Section 14A of the Exchange Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation ("Say-on-Pay").

As discussed in more detail in our CD&A and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our shareholders, make executives accountable for business and individual performance by putting pay at risk, and attract, retain and reward the executive talent required to achieve our corporate objectives and to increase long-term shareholder value. We believe that our compensation policies and practices promote a pay at risk philosophy and, as such, are aligned with the interests of our shareholders.

In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

•
our Human Resources Committee has designed the compensation packages for our Named Executive Officers to depend significantly on putting pay at risk tied to the achievement of goals that the Human Resources Committee believes drive long-term shareholder value;

•
the Company had a highly successful year in 2014, as discussed under "Overview of 2014 Company Performance";

•
our pay practices are designed to encourage management to not take unacceptable risks;

•
we engage in continual benchmarking in order to confirm that our programs are comparable to the companies in our Peer Group; and

•
we believe that the Company's executive compensation program is well suited to promote the Company's objectives in both the short and long-term.

The Board strongly endorses the Company's executive compensation program and recommends that the shareholders vote in favor of the following resolution:

    RESOLVED, that the compensation paid to the Company's Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and the narrative discussion, is hereby approved.

Because your vote is advisory, it will not be binding upon the Human Resources Committee or the Board. However, we value our shareholders' opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

80 | 2015 Proxy Statement

Proposal 3 — Ratification of the Appointment of Deloitte & Touche LLP as the Independent Accountants for the Company

The Audit Committee has appointed D&T as the Company's independent accountants for the year ending December 31, 2015 and has directed management to submit such appointment for ratification by the shareholders at the Annual Meeting. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the shareholders' best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
FOR THE YEAR ENDING DECEMBER 31, 2015

2015 Proxy Statement | 81

Accounting and Auditing Matters

The Independent Accountants

The Audit Committee has appointed D&T, independent accountants, to examine the Company's financial statements for the year ending December 31, 2015 and, pursuant to Proposal 3, has requested shareholder ratification of this appointment. D&T served as the Company's independent registered public accountants for the year ending December 31, 2014. Representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The following fees were paid to D&T for the last two fiscal years:

TYPE OF SERVICE	2013 ($)	2014 ($)

Audit Fees(1)	2,266,625	2,484,480
Audit-Related Fees(2)	236,850	265,100
Tax Fees(3)	35,000	1,857
All Other Fees	0	0

(1)
The aggregate fees billed for services rendered for the audit of annual financial statements and for review of financial statements included in Reports on Form 10-Q.

(2)
The aggregate fees billed for assurances services that are reasonably related to the performance of the audit or review of the financial statements that are not included in the Audit Fees reported above, which primarily consist of fees for employee benefit plan audits performed in 2013 and 2014.

(3)
The aggregate fees billed for tax service consultation regarding tangible property regulations.

Pre-Approval Policies

The Audit Committee pre-approves each audit service and non-audit service to be provided by D&T. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by D&T if the services are not expected to cost more than $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by D&T in 2014 for the Company were pre-approved by the Audit Committee or by the Chair of the Audit Committee consistent with the pre-approval policy.

82 | 2015 Proxy Statement

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist Board oversight of: (a) the integrity of the Company's financial statements; (b) the independent accountants' qualifications and independence; (c) the performance of the Company's internal audit function and independent accountants; and (d) general compliance by the Company with legal and regulatory requirements.

The Audit Committee* reports as follows:

1.
The Audit Committee has discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2014, with the Company's management and the independent accountants, D&T. The Audit Committee is directly responsible for the oversight of the Company's independent accountants. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company's internal controls. The Audit Committee's responsibility is to monitor these processes.

2.
The Audit Committee has discussed with D&T all communications required by auditing standards generally accepted in the United States of America and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has obtained from D&T and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence. The Committee discussed with D&T any relationships that may impact D&T's objectivity and independence and satisfied itself as to the accountants' independence.

4.
Based on the foregoing, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

AUDIT COMMITTEE CHAIR Bruce J. Nordstrom	AUDIT COMMITTEE MEMBERS Denis A. Cortese, M.D. Richard P. Fox Dale E. Klein, Ph.D. Humberto S. Lopez
*
Mr. Wagener joined the Audit Committee after this report was approved by the Audit Committee.
2015 Proxy Statement | 83

Proposal 4 — Shareholder Proposal Regarding a Report on Lobbying

The proponents of the shareholder proposal described below notified the Company of their intention to present the proposal for consideration and action at the Annual Meeting. The names and addresses of the proponents and the number of shares held by the proponents will be furnished by the Secretary of the Company upon receipt of any oral or written request for such information. The Company is not responsible for the accuracy or content of the proposal and supporting statement provided below, which following SEC rules, are reproduced as received from the proponents.

THE BOARD OF DIRECTORS OPPOSES THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL.

SHAREHOLDER PROPOSAL:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company's stated goals, objectives, and ultimately shareholder value, and

Whereas, shareholders rely on the information provided by the company to evaluate its goals and objectives. Shareholders seek disclosure of our company's lobbying activities to assess whether these undertakings comport with the long term best interests of the company, its shareholders, and its stakeholders.

Resolved:    the shareowners of Pinnacle West Capital request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
  2.
  Payments by Pinnacle West Capital or its subsidiaries used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
  3.
  Pinnacle West Capital membership in and payments to any tax-exempt organization that writes and endorses model legislation.
  4.
  Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Pinnacle West Capital is a member. Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Pinnacle West Capital's website.

84 | 2015 Proxy Statement

PROPOSAL 4 — SHAREHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING

Supporting Statement:    Shareholders encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation, directly and indirectly. Pinnacle West Capital does not comprehensively disclose its trade association memberships, nor payments to special interests groups on its website. Absent a system of accountability, company assets could be used for objectives contrary to the long term interests of the company.

Pinnacle West Capital spent approximately $800,000 on federal lobbying in 2013. (openscerets.org) This figure excludes spending on memberships or contributions to organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC), where Pinnacle West Capital serves on the Energy, Environment and Agriculture Task Force. It also excludes contributions to trade groups such as the Edison Electric Institute, where Pinnacle Capital West [sic] is a member. Additionally, in 2013 Pinnacle West Capital's subsidiary Arizona Public Service donated $4 million to nonprofits that executed an anti-renewable power advertising campaign which created national controversy. (Berman, "Why the Dark Money Debate Matters", AZCentral.com, April 5, 2014)

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

BOARD OF DIRECTORS RESPONSE:

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

Pinnacle West is committed to complying with the law, our policies and our values when engaging in any type of lobbying or political activity. Pinnacle West's Political Participation Policy (the "Policy") is set forth on our website in our section on Corporate Governance (available at www.pinnaclewest.com). The Policy provides that our Company and our subsidiaries participate in the democratic process to advance our long-term business interests and the interests of our customers, employees, shareholders and other stakeholders.

Political interaction is important to shareholder value. As a vertically integrated utility, APS is highly regulated and its operations are significantly affected by the actions of elected officials at the local, state and national levels, including the rates it can charge customers, its profitability, and the recovery of the costs of its investments in infrastructure. When it is in the Company's best interest, the Company has a responsibility to our customers, shareholders and other stakeholders to be an active participant in the political process, to inform policy and decision makers of our views on issues, and to develop and maintain strong working relationships with governmental decision makers. While the proponent claims that lobbying exposes our Company to risks, we believe that the failure to engage in critical public policy developments that impact our business would represent a far greater risk to shareholders' interests.

Our Policy provides that:

•
we support candidates, causes or organizations that share an interest in public policy that furthers our business objectives and promotes our mission of creating a sustainable energy future for Arizona;
2015 Proxy Statement | 85

PROPOSAL 4 — SHAREHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING
•
the Company discloses all political contributions as required by law. In addition, we provide a voluntary annual report listing contributions in excess of $25,000 made to political parties and associations operating under Section 527 of the Internal Revenue Code, and of the portion of our trade association dues used for lobbying purposes, when those groups provide that information to us; and

•
we actively promote the economic health of the Arizona jurisdictions we serve through our activities with local chambers of commerce. Depending on their roles, these organizations may be subject to lobbyist registration and disclosure reporting obligations, with their reports being made available to the public by the governmental agencies overseeing lobbying activities.

The Company already fully complies with all laws governing its lobbying activities. Federal political activity is subject to comprehensive regulation by the federal government, including detailed disclosure requirements. Our political action committee files regular reports of receipts and disbursements with the Federal Election Commission ("FEC"), all of which are disclosed to the public in the reports filed with the FEC which can be accessed through our Policy. These reports include identification of all individuals who contributed $200 or more as well as all candidates or committees that receive a political contribution. We also comply with all obligations with regard to our state and local political activities, including reporting and disclosure requirements. The Board believes these requirements provide transparency of our lobbying activities to the general public, including our shareholders.

The Company and APS participate from time to time in various industry and trade associations to further our business interests. The primary purpose of our membership in these trade associations is the general business, technical and industry expertise provided by these organizations — not political advocacy. For example, we have been long-time members of Edison Electric Institute and Nuclear Energy Institute.

For the reasons set forth above, the Board believes that the adoption of the proposal is unnecessary and would not provide any meaningful benefit to shareholders. Accordingly, the Board unanimously recommends that you vote "AGAINST" this proposal.

86 | 2015 Proxy Statement

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www.envisionreports.com/PNW Step 1: Go to www.envisionreports.com/PNW to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/PNW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice 01ZLJA + + Important Notice Regarding the Availability of Proxy Materials for the Pinnacle West Capital Corporation Shareholder Meeting to be Held on May 20, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Company’s 2015 Proxy Statement and Annual Report and Form 10-K for the year ended December 31, 2014 are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE  SACKPACK

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/PNW and click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials Pinnacle West Capital Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2015. Light rail station located NW corner of Central and Encanto. Directions to the Pinnacle West Capital Corporation’s 2015 Annual Meeting . Shareholder Meeting Notice Pinnacle West Capital Corporation’s 2015 Annual Meeting of Shareholders will be held on May 20, 2015, 10:30 a.m. Mountain Standard Time, at the Heard Museum, 2301 North Central Avenue, Phoenix, Arizona 85004 Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4. 1. Election of Directors: 01 - Donald E. Brandt, 02 - Denis A. Cortese, M.D., 03 - Richard P. Fox, 04 - Michael L. Gallagher, 05 - Roy A. Herberger, Jr., Ph.D., 06 - Dale E. Klein, Ph.D., 07 - Humberto S. Lopez, 08 - Kathryn L. Munro, 09 - Bruce J. Nordstrom, 10 - David P. Wagener; 2. Vote on an advisory resolution to approve executive compensation as disclosed in the 2015 Proxy Statement; 3. Ratify the appointment of the Company’s independent accountants for the year ending December 31, 2015; 4. Vote on the approval of a shareholder proposal regarding a lobbying report, if properly presented at the meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. This document, together with a valid picture identification, is your ticket to gain admission to the meeting. 01ZLJA

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01ZLHA 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4. For Against Abstain 2. Vote on an advisory resolution to approve executive compensation as disclosed in the 2015 Proxy Statement. For Against Abstain 4. Vote on the approval of a shareholder proposal regarding a lobbying report, if properly presented at the meeting. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Donald E. Brandt 04 - Michael L. Gallagher 07 - Humberto S. Lopez 02 - Denis A. Cortese, M.D. 05 - Roy A. Herberger, Jr., Ph.D. 08 - Kathryn L. Munro 03 - Richard P. Fox 06 - Dale E. Klein, Ph.D. 09 - Bruce J. Nordstrom 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 10 - David P. Wagener 3. Ratify the appointment of the Company’s independent accountants for the year ending December 31, 2015. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE  SACKPACK 1234 5678 9012 345 MMMMMMM 2 2 1 2 4 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2015. Vote by Internet • Go to www.envisionreports.com/PNW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of the 2015 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for the Annual Meeting on May 20, 2015 The undersigned hereby appoints Donald E. Brandt and David P. Falck, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the "Company") to be held on May 20, 2015, at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment or postponement thereof, and to vote as specified in this proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting. If the undersigned has voting rights with respect to shares of Company common stock under the Pinnacle West Capital Corporation Savings Plan (the "Plan"), then the undersigned hereby directs the trustee of the Plan to vote the shares equal to the number of share equivalents allocated to the undersigned's account under the Plan on all matters properly coming before the Annual Meeting, and at any adjournment or postponement thereof, in accordance with the instructions given herein. Shares under the Plan for which instructions are not received by midnight on May 17, 2015, will be voted by the trustee in accordance with the plan and trust documents. This proxy will be considered to be confidential voting instructions to the Plan trustee and to any entity acting as tabulating agent for the Plan trustee. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.) Proxy — Pinnacle West Capital Corporation 2015 Annual Meeting 2015 Annual Meeting of Pinnacle West Capital Corporation Shareholders May 20, 2015, 10:30 a.m. Mountain Standard Time Heard Museum 2301 North Central Avenue, Phoenix, Arizona 85004 Upon arrival, please present the top portion of this proxy and photo identification. Dear Shareholders, The 2015 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Heard Museum, at 2301 North Central Avenue, Phoenix, Arizona 85004 on May 20, 2015, at 10:30 a.m., Mountain Standard Time. At the meeting, shareholders will be asked to: (i) elect ten (10) directors to serve on the Board until the 2016 Annual Meeting; (ii) vote on an advisory resolution to approve executive compensation as disclosed in the 2015 Proxy Statement; (iii) ratify the appointment of the Company's independent accountants for the year ending December 31, 2015; and (iv) vote on the approval of a shareholder proposal regarding a lobbying report, if properly presented at the meeting. Your vote is important and you may vote this proxy in one of three ways - by Internet, by telephone, or by mail. The reverse side of this letter provides voting information for all three methods. We encourage you to attend the Annual Meeting and have provided a map for your reference. Sincerely, Diane Wood Corporate Secretary Light rail station located NW corner of Central and Encanto. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q